Exhibit 2.1

EXECUTION COPY

11/7/13

AGREEMENT OF SALE AND PURCHASE

LIBERTY PROPERTY LIMITED PARTNERSHIP, LIBERTY PROPERTY DEVELOPMENT CORP., 9755 PATUXENT WOODS DRIVE TRUST, and ANNAPOLIS DEVELOPMENT, LLC (collectively, SELLER)

&

GREENFIELD REAL ESTATE, LLC (BUYER)

PROPERTY:  Liberty Office Portfolio
(Florida, Maryland, Minnesota, New Jersey and Pennsylvania)

SCHEDULES:

1(a)-1 — LIST OF FLORIDA PROPERTY ADDRESSES

1(a)-2 — LEGAL DESCRIPTION OF FLORIDA PROPERTY

1(b)-1 — LIST OF MARYLAND PROPERTY ADDRESSES

1(b)-2 — LEGAL DESCRIPTION OF MARYLAND PROPERTY

1(c)-1 — LIST OF MINNESOTA PROPERTY ADDRESSES

1(c)-2 — LEGAL DESCRIPTION OF MINNESOTA PROPERTY

1(d)-1 — LIST OF NEW JERSEY PROPERTY ADDRESSES

1(d)-2 — LEGAL DESCRIPTION OF NEW JERSEY PROPERTY

1(e)-1 — LIST OF PENNSYLVANIA PROPERTY ADDRESSES

1(e)-2 — LEGAL DESCRIPTION OF PENNSYLVANIA PROPERTY

1-3 — EXCLUDED PERSONAL PROPERTY

2(d) — ALLOCATIONS OF PURCHASE PRICE BY STATE

5(a)(i) — SURVIVING AGREEMENTS

5(a)(ii) — SCHEDULE OF LEASES

5(a)(iii) — SQUARE FEET, RENTS, EXPIRATION DATES AND SECURITY DEPOSITS

5(a)(iv)-1 — OUTSTANDING LEASE COMMISSIONS

5(a)(iv)-2 — COMMISSION AGREEMENTS

5(a)(xv) — PENDING TAX APPEALS

5(a)(xix) — SCHEDULE OF GROUND LEASES

6(c)-1 — LIST OF TENANTS FROM WHOM SELLER WILL REQUEST ESTOPPELS

6(c)-2 — REQUIRED ESTOPPELS

22 — LIBERTY (AS TENANT) LEASES

EXHIBITS:

“A” — FORM OF TENANT ESTOPPEL CERTIFICATE

“B” — FORM OF SELLER ESTOPPEL CERTIFICATE

“C” — LIST OF SELLER’S MATERIALS

“D” — FORM OF LIMITED WARRANTY DEED

“E” — FORM OF BILL OF SALE

“F” — FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

“G” — FORM OF TENANT NOTIFICATION LETTER

“H” — NONFOREIGN PERSON CERTIFICATION

“I” — FORM OF ASSIGNMENT AND ASSUMPTION OF SURVIVING AGREEMENTS

“J” — GENERAL ASSIGNMENT

“K” — LEASE TERM SHEET

AGREEMENT OF SALE AND PURCHASE

THIS AGREEMENT OF SALE AND PURCHASE is made this          day of November, 2013 (“Agreement”), between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“LPLP”), LIBERTY PROPERTY DEVELOPMENT CORP., a Pennsylvania corporation (“LPDC”), 9755 PATUXENT WOODS DRIVE TRUST, a Delaware statutory trust (“Patuxent”), and ANNAPOLIS DEVELOPMENT, LLC, a Maryland limited liability company (“Annapolis”, and together with LPLP, LPDC and Patuxent, collectively referred to herein as “Seller”), each having an address at 500 Chesterfield Parkway, Malvern, Pennsylvania 19355, and GREENFIELD REAL ESTATE, LLC, a Delaware limited liability company, having an address at 50 North Water Street, South Norwalk, Connecticut 06854, or its permitted assignee(s) (“Buyer”).  This Agreement is to be effective as of the date this Agreement has been executed and delivered by the last party to sign, as evidenced by the dates next to the respective signatures of Seller and Buyer on the execution page(s) of this Agreement (the “Effective Date”).

As used in this Agreement, “Seller” shall mean (i) LPLP with respect to that portion of the Property owned by LPLP, (ii) LPDC with respect to that portion of the Property owned by LPDC, (iii) Patuxent with respect to that portion of the Property owned by Patuxent, and (iv) Annapolis with respect to that portion of the Property owned by Annapolis.  LPDC, Patuxent and Annapolis each hereby appoints LPLP as its authorized agent for receiving and giving of notices, for making any elections or allocations and for all other purposes related to the administration of this Agreement.

In consideration of the covenants and provisions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Agreement to Sell and Purchase.  Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms and conditions of this Agreement:

(a)           Those certain tracts or pieces of land listed by address on attached Schedule 1(a)-1 and legally described on attached Schedule 1(a)-2 together with all right, title and interest of Seller in and to any land lying in the bed of any highway, street, road or avenue, opened or proposed, in front of or abutting or adjoining such tracts or pieces of land and any easements and appurtenances pertaining thereto, and all the buildings, fixtures and other improvements situated thereon (collectively, the “Florida Real Property”) and all equipment, appliances and other personal property (collectively, the “Florida Personal Property”) owned by Seller and attached or appurtenant to, located in or on, or used exclusively in connection with the Florida Real Property, other than the excluded personal property located on the Florida Real Property listed on attached Schedule 1-3.  The Florida Real Property and the Florida Personal Property are referred to herein collectively as the “Florida Property”.

(b)           Those certain tracts or pieces of land listed by address on attached Schedule 1(b)-1 and legally described on attached Schedule 1(b)-2, together with all right, title and interest of Seller in and to any land lying in the bed of any highway, street, road or avenue, opened or proposed, in front of or abutting or adjoining such tracts or pieces of land and any easements and appurtenances pertaining thereto, and all the buildings, fixtures and other improvements situated thereon (collectively, the “Maryland Real Property”) and all equipment, appliances and other personal property (collectively, the “Maryland Personal Property”) owned by Seller and attached or appurtenant to, located in or on, or used exclusively in connection with the Maryland Real Property, other than the excluded personal property located on the Maryland Real Property listed on attached Schedule 1-3.  The Maryland Real Property and the Maryland Personal Property are referred to herein collectively as the “Maryland Property”.

(c)           Those certain tracts or pieces of land listed by address on attached Schedule 1(c) -1 and legally described on attached Schedule 1(c)-2, together with all right, title and interest of Seller in and to any land lying in the bed of any highway, street, road or avenue, opened or proposed, in front of or abutting or adjoining such tracts or pieces of land and any easements and appurtenances pertaining thereto, and all the buildings, fixtures and other improvements situated thereon (collectively, the “Minnesota Real Property”) and all equipment, appliances and other personal property (collectively, the “Minnesota Personal Property”) owned by Seller and attached or appurtenant to, located in or on, or used exclusively in connection with the Minnesota Real Property, other than the excluded personal property located on the Minnesota Real Property listed on attached Schedule 1-3.  The Minnesota Real Property and the Minnesota Personal Property are referred to herein collectively as the “Minnesota Property”.

(d)           Those certain tracts or pieces of land listed by address on attached Schedule 1(d)-1 and legally described on attached Schedule 1(d)-2, together with all right, title and interest of Seller in and to any land lying in the bed of any highway, street, road or avenue, opened or proposed, in front of or abutting or adjoining such tracts or pieces of land and any easements and appurtenances pertaining thereto, and all the buildings, fixtures and other improvements situated thereon (collectively, the “New Jersey Real Property”) and all equipment, appliances and other personal property (collectively, the “New Jersey Personal Property”) owned by Seller and attached or appurtenant to, located in or on, or used exclusively in connection with the New Jersey Real Property, other than the excluded personal property located on the New Jersey Real Property listed on attached Schedule 1-3.  The New Jersey Real Property and the New Jersey Personal Property are referred to herein collectively as the “New Jersey Property”.

(e)           Those certain tracts or pieces of land listed by address on attached Schedule 1(e)-1 and legally described on attached Schedule 1(e)-2, together with all right, title and interest of Seller in and to any land lying in the bed of any highway, street, road or avenue, opened or proposed, in front of or abutting or adjoining such tracts or pieces of land and any easements and appurtenances pertaining thereto, and all the buildings, fixtures and other improvements situated thereon (collectively, the “Pennsylvania Real Property”) and all equipment, appliances and other personal property (collectively, the “Pennsylvania Personal Property”) owned by Seller and attached or appurtenant to, located in or on, or used exclusively in connection with the Pennsylvania Real Property, other than the excluded personal property located on the Pennsylvania Real Property listed on attached Schedule 1-3.  The Pennsylvania Real Property and the Pennsylvania Personal Property are referred to herein collectively as the “Pennsylvania Property”.

The Florida Real Property, the Maryland Real Property, the Minnesota Real Property, the New Jersey Real Property and the Pennsylvania Real Property are referred to herein collectively as the

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“Real Property”; and the Florida Property, the Maryland Property, the Minnesota Property, the New Jersey Property and the Pennsylvania Property are referred to herein collectively as the “Property.”

The Florida Property, the Minnesota Property and the Pennsylvania Property are referred to herein collectively as the “First Settlement Property”; the Maryland Property and the New Jersey Property are referred to herein collectively as the “Second Settlement Property.”

2.     Purchase Price.

(a)           The purchase price for the Property is Seven Hundred Five Million and no/100 Dollars ($705,000,000.00) (the “Purchase Price”), payable as follows:

(i)            One Million and no/100 Dollars ($1,000,000,00) (the “Initial Deposit”) by wire transfer of immediately available federal funds to Land Services USA, Inc., 602 East Baltimore Pike, Suite 100, Media, Pennsylvania 19063, Attention: Andrea Connors (“Escrow Agent”), which Buyer shall deliver to Escrow Agent within two (2) business days after the Effective Date; in the event Buyer fails to deliver the Initial Deposit to Escrow Agent in accordance with the foregoing, this Agreement, at Seller’s option, shall be void and of no force or effect.

(ii)           Twenty-Four Million and no/100 Dollars ($24,000,000.00) (the “Additional Deposit”) by wire transfer of immediately available federal funds to Escrow Agent which Buyer shall deliver to Escrow Agent within two (2) business days following expiration of the Due Diligence Period (as defined below in Section 6) provided Buyer does not elect to terminate this Agreement prior to the expiration of the Due Diligence Period.  In the event Buyer fails to deliver the Additional Deposit to Escrow Agent in accordance with the foregoing, such failure shall constitute a default by Buyer hereunder, Seller shall be entitled to retain the Initial Deposit and all accrued interest thereon as liquidated damages as set forth below in this Agreement and there shall be no further obligation or liability on either of the parties hereto, except as specifically provided herein.

(iii)          The portion of the Purchase Price allocable to the First Settlement Property (as adjusted pursuant to Section 8) shall be paid to Seller at the First Settlement (as defined below) in cash by wire transfer of immediately available federal funds.

(iv)          The balance of the Purchase Price (as adjusted pursuant to Section 8) shall be paid to Seller at the Second Settlement (as defined below) in cash by wire transfer of immediately available federal funds.

(b)           The Initial Deposit and the Additional Deposit, together with all interest earned thereon, shall collectively be referred to as the “Deposit”.  The Deposit shall be held in an interest bearing account at a financial institution reasonably acceptable to Buyer and Seller, by Escrow Agent in accordance with this Agreement pending consummation of this transaction.  At the completion of the First Settlement, 50% of the Deposit, less any accrued interest, shall be paid to Seller on account of the Purchase Price.  At the completion of the Second Settlement, the balance of the Deposit, less any accrued interest, shall be paid to Seller on account of the Purchase Price.  Any interest earned on the Deposit shall be paid to Buyer unless Seller shall be

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entitled to the Deposit by reason of a default by Buyer, in which case such interest shall be paid to Seller.  Buyer’s Federal Tax I.D. Number is                               ; LPLP’s Federal Tax I.D. Number is 23-2766549, LPDC’s Federal Tax I.D. Number is 23-2790437, Patuxent’s Federal Tax I.D. Number is 20-5584758, and Annapolis’ Federal Tax I.D. Number is 26-3065654.

(c)           Except with respect to a termination by Buyer prior to expiration of the Due Diligence Period as provided below, if at any time Escrow Agent shall receive a certificate of either Seller or Buyer (the “Certifying Party”) to the effect that:  (a) the other party (the “Other Party”) has defaulted under this Agreement or that this Agreement has otherwise been terminated or canceled; (b) a copy of the certificate and a statement in reasonable detail of the basis for the claimed default, termination or cancellation was sent as provided herein to the Other Party prior to or contemporaneous with the giving of such certificate to Escrow Agent; and (c) in the case of a claimed default, the Certifying Party has provided any notice of the claimed default required under this Agreement and to the knowledge of the Certifying Party, the claimed default has not been cured within any cure period permitted under this Agreement, then Escrow Agent shall promptly send a copy of such certificate to the Other Party, and unless Escrow Agent shall have received contrary instructions from the Other Party within five (5) business days after Escrow Agent’s delivery of such certificate, within ten (10) business days after the Escrow Agent’s delivery of such certificate, Escrow Agent shall deliver the Deposit or, if the First Settlement shall have occurred, the remaining portion of the Deposit, to the Certifying Party and thereupon be relieved of and discharged and released from any and all liability hereunder and with respect to the Deposit.  If Escrow Agent shall receive contrary instructions from the Other Party within five (5) business days after Escrow Agent’s delivery of such certificate (time being of the essence with respect to such five (5) business-day period), Escrow Agent shall not deliver the Deposit or the remaining portion thereof, but shall hold or deposit the same in accordance with the terms of this Agreement.  If there is a dispute between Seller and Buyer regarding whether the Deposit or the remaining portion thereof shall be returned to Buyer or delivered to Seller, Escrow Agent shall have no obligation to either Seller or Buyer except to interplead the proceeds into an appropriate court of competent jurisdiction.  Escrow Agent may act upon any instrument or other writing believed by Escrow Agent in good faith to be genuine and to be signed and presented by the proper person.  Escrow Agent shall not be liable in connection with the performance by Escrow Agent of its duties hereunder, except for Escrow Agent’s own fraudulent misconduct or gross negligence.  Escrow Agent shall be under no obligation to institute or defend any action, suit or legal proceeding in connection herewith or to take any other action likely to involve Escrow Agent in expense (except to interplead the Deposit or the remaining portion thereof as aforesaid) unless first indemnified to its reasonable satisfaction by Seller and Buyer.  If at any time prior to the expiration of the Due Diligence Period, Buyer terminates this Agreement in accordance with Paragraph 6(b) then, notwithstanding any other provision of this Agreement, including the preceding portions of this paragraph, after Escrow Agent’s receipt of a timely notice of termination from Buyer pursuant to Paragraph 6(b), Escrow Agent shall promptly distribute the Initial Deposit and all applicable interest thereon to Buyer, and thereupon Escrow Agent shall be fully released and discharged of any and all further liability hereunder with respect to the Initial Deposit and the interest earned thereon, if any.

(d)           The allocation of the Purchase Price between the First Settlement Property and the Second Settlement Property shall be determined pursuant to the Allocation of Purchase Price by State attached hereto as Schedule 2(d).

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3.     Settlement.  Settlement on the sale and purchase of the First Settlement Property (the “First Settlement”) shall be held on December 19, 2013, or on such earlier date as Buyer and Seller may mutually agree.  Settlement on the sale and purchase of the Second Settlement Property (the “Second Settlement”) shall be held on January 14, 2014, or on such earlier date as Buyer and Seller may mutually agree.  The First Settlement and the Second Settlement (each, a Settlement”) shall be held at 1:00 p.m. EST or EDT, as then applicable, by means of deposits and instructions with the Escrow Agent consistent with the terms, conditions and requirements of this Agreement.  Escrow Agent shall prepare a settlement statement with respect to each Settlement reflecting the pro-rations and adjustments required under this Agreement (each, a “Settlement Statement”).  Each Settlement Statement, as approved by the parties, shall be executed by, and delivered to, Buyer and Seller at the respective Settlement.  Settlement with respect to the entire First Settlement Property must occur simultaneously as part of a single transaction at the First Settlement; and Settlement with respect to the Second Settlement Property must occur simultaneously as part of a single transaction at the Second Settlement.  Where the word “Settlement” is used in this Agreement without being specifically characterized as the First Settlement or the Second Settlement, it shall be deemed to refer to the First Settlement and the Second Settlement, as applicable, and any reference to “Property” in connection with a Settlement shall be deemed to refer to the First Settlement Property with respect to the First Settlement and the Second Settlement Property with respect to the Second Settlement.

4.     Condition of Title.

(a)           Title to the Property shall be good and marketable and free and clear of all liens and encumbrances, excepting only matters appearing of public record on the Effective Date, subject to subparagraph 4 (b) below, and excepting the rights of parties in possession under and subject to the terms of the “Leases” (as hereinafter defined).  Between the time period commencing on the Effective Date and ending on the earlier of Settlement or termination of this Agreement, Seller agrees that it will take no voluntary action to convey any interest in the Property to anyone other than Buyer or to otherwise encumber the Property without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.  At the time of Settlement, Seller will cause the Property to be released or otherwise discharged from any lien, including without limitation (i) all existing indebtedness secured by the Property, including, but not limited to, the Minnesota Mortgage (as defined in Section 5(a)(xi)), (ii) any liens on the Property for unpaid taxes or judgments against Seller, and (iii) any mechanics’ or similar liens for work performed by Seller (“Seller Liens”).  Notwithstanding the foregoing, in no event shall Seller be obligated by the previous sentence to cause in excess of $185,000.00 of recorded judgments to be removed from the Property in the aggregate (the “Maximum Judgment Amount”).  In the event that there are recorded judgments on the Property in excess of the Maximum Judgment Amount and Seller elects not to cure such judgments, Buyer may either (a) terminate this Agreement by written notice to Seller, in which case the Deposit, together with interest earned thereon, shall be returned to Buyer, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive such termination, or (b) waive such right to terminate by proceeding with the transaction pursuant to the remaining terms and conditions of this Agreement without a reduction in the Purchase Price.

(b)           Prior to the Effective Date, Buyer has ordered a title search to be performed with regard to the Property, and will cause a title insurance commitment to be issued through Escrow

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Agent with regard to the Property, at Buyer’s expense.  On or before November 25, 2013 (the “Title Objection Date”), Buyer will give notice to Seller of the existence of any title defect, lien, or encumbrance which Buyer finds unacceptable (such matters being “Defects” and each being a “Defect”), together with a complete copy of the title commitment relating to the Property, including a copy of all plans and documents referred to therein, and a current ALTA land title survey relating to the Property (collectively the “Title Information”).  Notwithstanding the foregoing sentence to the contrary, an ALTA land title survey shall not be required to be submitted as part of the Title Information unless Buyer raises one (1) or more Defects which reasonably will require such a survey to define, locate, or remedy such Defects.  If, by the Title Objection Date, Buyer does not give notice to Seller of any Defects, at the time of Settlement Buyer agrees to accept title to the Property subject to all matters of public record on the Effective Date except for Seller Liens.  If, by the Title Objection Date, Buyer gives notice to Seller of one or more Defects, Seller shall, on or before December 4, 2013, give notice to Buyer that Seller will or will not attempt to cure such Defects to Buyer’s reasonable satisfaction.  If Seller elects not to attempt to cure the Defects, Buyer shall be entitled, by giving notice to Seller on or before the expiration of the Due Diligence Period, to terminate this Agreement and have the Deposit returned to it.  If Seller elects to attempt to cure the Defects, but at the time of Settlement the Defects have not been cured, Buyer’s sole option shall be either to (i) terminate this Agreement, receive back the Deposit (or, if the First Settlement shall have already occurred, the remaining portion thereof) and there shall be no further obligation or liability on either of the parties hereto, except as specifically provided herein or (ii) complete Settlement and accept title to the Property subject to the uncured Defects, without an abatement of the Purchase Price.  Seller may, at Seller’s option, cause the “cure” of any Defect by causing the Title Company to provide an endorsement or other affirmative insurance over such Defect, provided Seller pays for the cost of such endorsement and subject to approval thereof by Buyer and its mortgagee with respect to marketability of title.

(c)           The foregoing procedures for making and responding to objections to Defects shall also apply with respect to any Defects which first appear of record after the effective date of Buyer’s title commitment and, accordingly, first appear on updates to Buyer’s title commitment received by Buyer after the date of Buyer’s title objection notice (and Buyer shall promptly provide Seller with copies of any updates), except that such objections must be made on or before the earlier of three (3) business days after Buyer becomes aware of such Defects or the date of Settlement, and all elections to attempt to cure and termination rights relating thereto must be made or exercised, as applicable, within the time periods provided above with respect to the initial title objections, and the date of Settlement shall be extended to the extent necessary to allow such time periods to run.

(d)           To the extent necessary to fully identify any Defects raised by Buyer, Buyer shall obtain an ALTA survey of the applicable parcel of the Property, and otherwise to the extent desired by Buyer, Buyer may obtain an ALTA survey of each parcel of the Property.  In the event any such survey discloses additional objections to title which Buyer finds unacceptable, Buyer shall, on or before the Title Objection Date, give notice to Seller of the existence of any such objection (such matters being “Survey Defects” and each being a “Survey Defect”), together with a complete copy of the applicable survey and any other documents relating thereto (collectively the “Survey Information”).  Any Survey Defects identified by Buyer shall be addressed in accordance with the provisions of Paragraph 4(b) above.

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5.     Representations and Warranties.

(a)           Seller, to induce Buyer to enter into this Agreement and to complete the sale and purchase of the Property hereunder, represents, warrants and covenants to Buyer as follows:

(i)            There are no management, employment, service, equipment, supply, maintenance, water, sewer, or other utility or concession agreements or agreements with municipalities (including improvement or development escrows or bonds) with respect to or affecting the Property which will burden the Property or Buyer after Settlement, except for instruments of record and those agreements, if any, listed on Schedule 5(a)(i) attached hereto (the “Surviving Agreements”).  None of the Surviving Agreements will concern or relate to any property other than the Property (if any Surviving Agreement relates to or concerns properties of Seller not included in this Agreement, prior to or upon Settlement Seller will either cause the other properties to be removed by amendment to such Surviving Agreement or assign the Surviving Agreement in part, i.e., as it relates to the Property only).

(ii)           Except for the Ground Leases (as hereinafter defined), there are no existing leases, whether oral or written, affecting the Property except as listed in the Schedule of Leases attached hereto as Schedule 5(a)(ii) (the “Leases”) (which includes all amendments, guaranties and other agreements which are part of any such Lease) and such Leases have not been modified or amended except as described in Schedule 5(a)(ii).  To the best of Seller’s knowledge, each of the Leases is valid and subsisting and in full force and effect.  Seller has received no written notice of any uncured defaults on the part of Seller under any of the Leases, and, to Seller’s knowledge there are no outstanding defaults on the part of Seller under the Leases.  Seller has not entered into any options, commitments or other agreements with tenants that will burden the Property or Buyer after Settlement, other than as listed in Schedule 5(a)(ii).

(iii)          With respect to each of the Leases, Schedule 5(a)(iii) lists as of the date set forth in Schedule 5(a)(iii) the leased square feet, the current minimum monthly rent, the current monthly operating expense reimbursement, the expiration date and any security deposit paid by the tenant which has not heretofore been returned or applied in accordance with the lease (the “Security Deposits”).

(iv)          Except as set forth in Schedule 5(a)(iv)-1 hereto, no brokerage or leasing commissions or similar compensation is or will be due or payable by Seller to any person, firm, corporation or other entity with respect to or on account of the current term of any of the Leases.  Except as set forth in Schedule 5(a)(iv)-2 hereto or as otherwise expressly provided in the Leases, Seller has not entered into any agreement obligating Seller or any successor landlord to pay a brokerage or leasing commission or similar compensation with respect to the extension of the term of the Leases pursuant to any extension or renewal option set forth in the Leases or with respect to the expansion of the premises under any of the Leases pursuant to any expansion option or right set forth in the Leases.

(v)           Each Seller entity represents and warrants that it is duly formed, validly existing and in good standing under the laws of the state in which it is organized, and has the power and authority to enter into this Agreement and to consummate the transactions herein contemplated.  The execution, delivery and performance of this Agreement by Seller has been

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duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained.

(vi)          Neither the execution and delivery of this Agreement, nor compliance with the terms and conditions of this Agreement by Seller, nor the consummation of the sale, constitutes or will constitute a violation or breach of the organizational documents of Seller, or of any agreement or judicial order to which Seller is a party or to which Seller is subject.

(vii)         There are no proceedings pending or, to the best of Seller’s knowledge, threatened by or against Seller in bankruptcy, insolvency or reorganization in any state or federal court.

(viii)        Seller has no knowledge of any actual or pending litigation, suit, action or proceeding by any organization, person, individual or governmental agency against Seller with respect to any of the Property which would affect Seller’s ability to perform its obligations hereunder as of the date of this Agreement.

(ix)          Seller is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated pursuant thereto.

(x)           Seller is not an “employee benefit plan”, as that term is used for purposes of Section 3(3) of ERISA, and assets of Seller that are to be transferred to Buyer in connection with the consummation of this Agreement do not constitute, directly or indirectly, assets of an “employee benefit plan” as determined pursuant to applicable Department of Labor regulations promulgated under Section 3 of ERISA.

(xi)          Except for a mortgage held by Allianz Life Insurance Company of North America covering LPLP’s property at 550-90 Hale Avenue, Oakdale, Minnesota (the “Minnesota Mortgage”), there are no mortgage liens or deeds of trust burdening Seller’s interest in the Property which will require defeasance or any special procedures for satisfaction and release at Settlement beyond payoff of the outstanding balance due and owing (including any applicable prepayment penalties) and obtaining a payoff letter.

(xii)         To Seller’s knowledge, there are no pending or threatened proceedings for condemnation of any portion of the Property or for limiting or denying any right of access to the Property.

(xiii)        Seller has received no written notice from any governmental authority alleging any violation of any permit or law, ordinance or regulation relating to the ownership or operation of the Property, other than violations, if any, which have subsequently been cured.

(xiv)        Except as disclosed in any environmental information delivered as part of the Seller’s Materials (defined below in Section 6(d)), Seller has received no written notice from any governmental authority alleging that the Property is in violation of any Environmental Laws (as hereinafter defined), other than violations, if any, which have subsequently been cured.

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(xv)         Except as described on Schedule 5(a)(xv), no claim or appeal with respect to any tax assessment or obligation applicable to the Property has been filed by Seller or, to Seller’s knowledge, any tenant of the Property, which remains pending.

(xvi)        Neither Seller nor, to Seller’s knowledge, any of the tenants of the New Jersey Real Property have North American Industry Classification System (NAICS) Codes that would subject any of the New Jersey Real Property to the New Jersey Site Industrial Recovery Act, N.J.S.A. 13K-6 et. seq., and its implementing regulations.

(xvii)       The Pennsylvania Property does not constitute fifty percent (50%) or more of the assets or the real property owned by the owner(s) thereof in Pennsylvania.

(xviii)      The Minnesota Property does not constitute fifty percent (50%) or more of the assets or the real property owned by the owner(s) thereof in Minnesota.

(xix)        There are no existing ground leases affecting the Property except for the ground leases identified in Schedule 5(a)(xix) (the “Ground Leases”) (which includes all amendments, guaranties and other agreements which are part of any such Ground Leases) and such Ground Leases have not been modified except as described in Schedule 5(a)(xix).  To the best of Seller’s knowledge, each of the Ground Leases is valid and subsisting and in full force and effect.  Seller has received no written notice of any uncured defaults on the part of Seller under the Ground Leases, and, to Seller’s knowledge, there are no outstanding defaults on the part of Seller under the Ground Leases.

For the purpose of this Agreement, the phrase “to the best of Seller’s knowledge” and any phrase or words of similar import shall be deemed to mean the actual knowledge of Michael Hagan, Chief Investment Officer of Liberty Property Trust, the general partner of Seller (the “Trust”), together with Michael Heise, Vice President & City Manager (with respect to the Florida Property), Lisa Sullivan, Vice President & City Manager (with respect to the Maryland Property),  David Jellison, Vice President & City Manager (with respect to the Minnesota Property), Mark Goldstein, Vice President & City Manager (with respect to the New Jersey Property) and Tony Nichols, Vice President & City Manager (with respect to the Pennsylvania Property), without having made inquiry or investigation beyond such individuals’ actual knowledge on the date that Seller executes this Agreement.  The respective Vice Presidents listed above are the individuals employed by Seller who have asset management oversight responsibility with respect to the Property in the region or regions for which they are responsible.  Such individuals are named solely for the purpose of defining and narrowing the scope of Seller’s knowledge and not for the purpose of imposing any liabilities on or creating any duties running from such individuals to Buyer, and in no event shall such individuals be personally liable for any representation made herein.

Notwithstanding anything contained in this Agreement to the contrary, (A) as to any specific Property, the representations and warranties set forth in subsections (i) through (iv), (viii), (xi) through (xvi) and (xix) above (the “Property Representations”) shall survive Settlement with respect to such Property for a period of nine (9) months following the date of such Settlement, and any claim arising out of or related to the Property Representations as to such Property that is not asserted in an action filed and served on or before the date that is nine (9) months following

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the date of such Settlement shall be barred and deemed waived; (B) the representations and warranties set forth in subsections (v), (vii), (ix) and (x) above (the “General Representations”) shall survive the Second Settlement for a period of nine (9) months following the date of the Second Settlement, and any claim arising out of or related to the General Representations that is not asserted in an action filed and served on or before the date that is nine (9) months after the Second Settlement shall be barred and deemed waived; and (C) the representations and warranties set forth in subsections (xvi) and (xvii) above (the “Bulk Sale Representations”) shall survive the Second Settlement without limitation.

(b)           Buyer, to induce Seller to enter into this Agreement and to complete the sale and purchase of the Property hereunder, represents, warrants and covenants to Seller as follows:

(i)            Neither the execution and delivery of this Agreement, nor compliance with the terms and conditions of this Agreement by Buyer, nor the consummation of the purchase, constitutes or will constitute a violation or breach of the organizational and operating documents of Buyer, or of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

(ii)           There are no proceedings pending or, to the best of Buyer’s knowledge, threatened, by or against Buyer in bankruptcy, insolvency or reorganization in any state or federal court.

(iii)          Buyer is duly formed, validly existing and in good standing under the laws of the State of Delaware.  Buyer has duly authorized, executed and delivered this Agreement.

Each of the representations and warranties of Buyer set forth above shall be deemed remade by Buyer as of each Settlement and shall survive each Settlement.

(c)           Between the Effective Date and the date of the applicable First or Second Settlement, except as permitted under this Agreement (including, but not limited to, the provisions of Section 14), Seller shall take no voluntary action which would make any of Seller’s representations and warranties false or inaccurate in any material respect and Seller will notify Buyer of any events which occurred or any facts of which it becomes aware which would make any of Seller’s representations and warranties false or inaccurate in any material respect.  If, prior to the Second Settlement, Buyer obtains actual knowledge of a fact or circumstance, the existence of which would constitute a breach of such representation and warranty, Buyer may notify Seller thereof, Seller shall have the opportunity to cure such breach and, if Seller elects to do so, the Due Diligence Period (defined below) and the date for expiration of the Due Diligence Period, if it has not already expired, or the date for the First Settlement or the Second Settlement, as applicable, shall be extended if necessary on a day for day basis as the period required for such cure, not to exceed thirty (30) days.  In the event Seller cures such breach, this Agreement shall remain in full force and effect.  If Seller does not cure such breach by the date for the First Settlement or the Second Settlement, as applicable (as the same may be extended pursuant to this paragraph), Buyer may either (a) terminate this Agreement by written notice to Seller, in which case the Deposit (or, if the First Settlement has already occurred, the remaining portion thereof), together with interest earned thereon, shall be returned to Buyer and, if such breach resulted from an intentional act or omission of Seller in violation of this Agreement, Seller shall reimburse Buyer for all third party

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costs and expenses incurred by Buyer in connection with this Agreement and the proposed purchase of the Property, including legal fees, third party consulting fees and loan fees, up to a maximum reimbursement, in the aggregate, of $1,825,000 if the First Settlement has not already occurred, or fifty percent (50%) of such costs and expenses, but not more than $912,500.00 if the First Settlement has already occurred (as so capped, herein termed “Buyer’s Costs”) and the parties shall have no further rights or obligations hereunder, except for those which expressly survive such termination, or (b) waive such right to terminate by proceeding with the transaction pursuant to the remaining terms and conditions of this Agreement without any reduction in the Purchase Price.  Furthermore, Seller will have no liability whatsoever to Buyer with respect to any breach or breaches by Seller of a representation and warranty set forth herein, if before a Settlement, Buyer obtains actual knowledge of a fact or circumstance, the existence of which would constitute a breach of such representation and warranty set forth herein and Buyer nevertheless completes such Settlement.

6.              Conditions of Buyer’s Obligations.  The obligation of Buyer under this Agreement to purchase the Property from Seller is subject to the satisfaction of each of the following conditions (any one of which may be waived in whole or in part by Buyer at or prior to a Settlement and if such Settlement occurs, Buyer shall be deemed to have waived any conditions that remained unsatisfied as of Settlement):

(a)                                 All of the Property Representations and the Bulk Sale Representations shall be true and correct at and as of Settlement for such Property in all material respects, and shall be deemed remade at and as of such Settlement, and all of the General Representations shall be true and correct at and as of each Settlement, except for changes therein consented to by Buyer or deemed consented to by Buyer under the terms of this Agreement.  Seller shall have performed, observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed on its part prior to or as of such Settlement.

(b)                                 Buyer shall have a period from the Effective Date through December 6, 2013 (the “Due Diligence Period”) to conduct due diligence investigations and analysis of the Property and all information pertaining to the Property.  If Buyer determines that it does not desire to acquire the Property and notifies Seller by 5:00 p.m. Eastern Standard Time or Eastern Daylight Time (as then currently applicable) on the last day of the Due Diligence Period of its election to terminate this Agreement, the Deposit shall be returned to Buyer, this Agreement thereupon shall become void and there shall be no further obligation or liability on either of the parties hereto, except as otherwise specifically provided herein.  Buyer’s failure to deliver notice to Seller of its election to terminate this Agreement prior to 5:00 p.m. EST/EDT on the last day of the Due Diligence Period shall constitute a waiver of this condition 6(b), whereupon (i) the Deposit will become non-refundable except as expressly provided to the contrary in this Agreement and (ii) Buyer shall be obligated to complete the First Settlement and the Second Settlement under this Agreement, subject, however, to the other express terms, conditions and contingencies in this Agreement.  Buyer shall be afforded reasonable access to the Property to interview the tenants under the Leases.  All tenant interviews shall be scheduled through Seller and Seller shall have the right, at its election, to be present for any interview.  Buyer shall not disclose any of the terms and conditions of this transaction to such tenants.

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(c)                                  If Buyer has not terminated this Agreement on or before the expiration of the Due Diligence Period, Seller shall use reasonable efforts to deliver to Buyer, at or before Settlement, duly executed originals of a certificate, prepared by Seller, from those tenants of the First Settlement Property or the Second Settlement Property, as applicable, listed on Schedule 6(c)-1 attached hereto, substantially in the form attached hereto as Exhibit “A” or such other form conforming to the requirements of the applicable Lease and dated no more than thirty (30) days prior to the original date set for Settlement for the applicable Property (“Tenant Estoppel Certificate”); provided however, Seller shall be obligated to update applicable Tenant Estoppel Certificates if (i) Seller causes a delay in the original date set for Settlement for the applicable Property that causes any Tenant Estoppel Certificate necessary to meet the minimum estoppel requirements described below to be dated more than thirty (30) days prior to the actual date of such Settlement, and (ii) Buyer’s lender requires any such Tenant Estoppel Certificate to be updated, and in such event such Settlement shall be postponed to the extent necessary to obtain the requisite updated Tenant Estoppel Certificate(s).  If, at or before the applicable Settlement, Seller has not delivered to Buyer Tenant Estoppel Certificates, or at Seller’s election estoppel certificates executed by Seller (“Seller Estoppel Certificate”), in the form attached hereto as Exhibit “B” and dated as of the applicable Settlement, relating, in the aggregate, to at least seventy percent (70%) of those areas of the buildings located on the First Settlement Property or the Second Settlement Property, as applicable, in each state which are leased to tenants pursuant to the Leases and including Tenant Estoppel Certificates from those tenants of the First Settlement Property or the Second Settlement Property, as applicable, listed on Schedule 6(c)-2 attached hereto (the “Required Estoppels”), with not more than ten percent (10%) of such area being addressed through a Seller Estoppel Certificate (other than the areas relating to the Required Estoppels which may not be addressed by a Seller Estoppel Certificate), Buyer may waive such condition and complete Settlement in accordance with this Agreement or terminate this Agreement by delivering notice of such termination to Seller and in such event the Deposit (or, if the First Settlement has already occurred, the remaining portion thereof) shall be returned to Buyer, this Agreement thereupon shall become void and there shall be no further obligations or liability on either of the parties hereto, except as otherwise specifically provided herein.  In the event that Seller elects to deliver to Buyer a Seller Estoppel Certificate for any tenant and thereafter such tenant executes and delivers a Tenant Estoppel Certificate confirming all facts set forth in the Seller Estoppel Certificate, then the Tenant Estoppel Certificate executed by such tenant shall replace the Seller Estoppel Certificate which automatically shall be null and void.  Tenant Estoppel Certificates that materially adversely vary from Seller’s representations contained in this Agreement shall not qualify toward the estoppel certificates required to be delivered under this Paragraph 6(c); provided, however, any Tenant Estoppel Certificate that is not objected to by Buyer in writing (objections delivered by electronic mail to both Rick Casey [rcasey@libertyproperty.com] and Carolyn Barr [cbarr@libertyproperty.com] shall be sufficient for this purpose) on or before the date that is 3 business days following the date such Estoppel Certificate is delivered to Buyer (electronic mail delivery to Eric Freeman [freemane@greenfieldpartners.com], Mark White [mwhite@somprop.com] and Jeannine T. Bishop [jtbishop@morganlewis.com] shall be sufficient for this purpose) shall be deemed approved by Buyer and to qualify toward the estoppel threshold required above.

(d)                                 Within five (5) business days after the Effective Date, to the extent not previously delivered to Buyer, Seller shall deliver to Buyer the items listed on attached Exhibit “C”.  In addition, Seller shall cooperate with Buyer by providing such additional documents and

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materials relating to the Property as requested by Buyer which (i) are in the possession or control of Seller or (ii) can reasonably be obtained by Seller at no additional cost or expense to Seller but which are otherwise not reasonably available to Buyer, other than documents that Seller reasonably deems proprietary and confidential, such as internally generated reports, market analyses, and the like.  The items listed on Exhibit “C”, together with any other information and materials that Buyer or Buyer’s representatives may obtain at any time and in any form (whether oral, written, or otherwise) from Seller or Seller’s agents relating to the Property, the Seller, or the Condition of the Property (defined in Section 17 of this Agreement) shall, collectively, be referred to as “Seller’s Materials”.  Seller’s Materials may be delivered to Buyer via hard copy, compact disc or electronically, including by link to a website.  Except as expressly provided in Section 5 of this Agreement, Seller makes no representations, warranty or covenant, express, implied or statutory, of any kind whatsoever with respect to the accuracy or completeness of Seller’s Materials or any contents thereof.  In addition, Seller expressly disclaims all representations, warranties and covenants, if any, that may otherwise be present in or a part of Seller’s Materials.  Buyer shall keep Seller’s Materials and all information obtained by Buyer as part of its due diligence review of the Property (“Buyer’s Materials”) confidential and, except as may otherwise be required by law, shall not share any of the foregoing with anyone other than Buyer’s directors, officers, existing and potential partners, investors, insurers, sources of financing, and their respective employees, outside counsel, accounting firm and other professional consultants (all of whom are collectively referred to as the “Related Parties”) who, in Buyer’s judgment, need to know such information for evaluating a possible purchase or financing of or investment in, the Property; provided, however, the provisions of this paragraph shall not restrict the disclosure of any information which is available in the public domain.  The Related Parties shall be informed by Buyer of the confidential nature of the Seller’s Materials and the Buyer’s Materials and shall be directed by Buyer to keep same in the strictest confidence.  Buyer shall be responsible for any breach of the obligations set forth in this subparagraph by Buyer or the Related Parties.

(e)                                  At Settlement, Seller shall deliver to Buyer duly executed originals of the following, limited to documents relating to the First Settlement Property at the First Settlement and documents relating to the Second Settlement Property at the Second Settlement:

(i)                                     Special warranty deeds to the Real Property duly executed and acknowledged by Seller and in proper form for recording and substantially in the forms for each State attached hereto as Exhibit “D” (the “Deeds”);

(ii)                                  A valid bill of sale for the Personal Property, if any, in substantially the form attached hereto as Exhibit “E”;

(iii)                               A valid assignment of the Leases, duly executed and acknowledged, pursuant to which Seller shall assign to Buyer all of Seller’s right, title and interest in and to the Leases and Buyer shall assume the obligations of Seller under the Leases. Such assignment shall include an indemnification from Seller to Buyer against liability for claims asserted against Buyer under the Leases for events occurring prior to Settlement and an indemnification from Buyer to Seller against liability for claims asserted against Seller for events occurring from and after Settlement, and shall be substantially in the form attached hereto as Exhibit “F”;

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(iv)                              A letter, substantially in the form attached hereto as Exhibit “G”, addressed to each tenant informing it of the sale;

(v)                                 A Nonforeign Person Certification in the form attached hereto as Exhibit “H”, as required under Section 1445 of the Internal Revenue Code;

(vi)                              An assignment in form and substance mutually satisfactory to Seller and Buyer, pursuant to which Seller shall assign to Buyer all of Seller’s right, title and interest in and to the Surviving Agreements, if any, and Buyer shall assume the obligations of Seller under the Surviving Agreements.  Such assignment shall include an indemnification from Seller to Buyer against liability for claims asserted against Buyer under the Surviving Agreements for events occurring prior to Settlement and an indemnification from Buyer to Seller against liability for claims asserted against Seller for events on and occurring after Settlement, and shall be substantially in the form attached hereto as Exhibit “I”;

(vii)                           To the extent not previously made available to Buyer, originals of the following instruments (or copies if originals are unavailable):

(A)                               the Leases;

(B)                               the Tenant and any Seller Estoppel Certificates;

(C)                               the Surviving Agreements; and

(D)                               any active roof warranties.

(viii)                        All keys and combinations to locks at the Property, to the extent in Seller’s possession;

(ix)                              An owner’s affidavit as to mechanics’ liens and possession in customary form reasonably acceptable to Seller and Buyer’s title insurer;

(x)                                 An affidavit in customary form reasonably acceptable to Seller and sufficient for Buyer’s title insurer to insure the “gap” period between Settlement and the recording of the Deeds, if applicable in each jurisdiction;

(xi)                              Any required state specific forms for tax withholding (or exemptions thereto), transfer tax, or that are otherwise required of transferor in each applicable jurisdiction where any of the Property is located, including, without limitation, the requisite Certificate of Exemption from Withholding Upon Disposition of Maryland Real Estate Affidavit of Residence with respect to the Maryland Real Property and the requisite Seller’s Residency Certification/Exemption with respect to the New Jersey Property.

(xii)                           A certificate of Seller certifying to Buyer that the representations and warranties of Seller contained in this Agreement are true and correct as of the date of Settlement, as the same may be modified or deemed modified pursuant to Section 5(c);

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(xiii)                        Originals of all letters of credit delivered to Seller as security deposits under any of the Leases;

(xiv)                       Seller’s standard authority package certified by the secretary or assistant secretary of Liberty Property Trust (the “Trust”) evidencing that this Agreement has been duly authorized and that the person(s) executing the documents to be delivered by Seller have full right, power and authority to do so, all in form and substance reasonably satisfactory to Seller and to Buyer’s title insurer; and

(xv)                          A general assignment, without warranties, in substantially the form attached hereto as Exhibit “J”, pursuant to which Seller shall assign to Buyer, and Buyer shall assume (as to any obligations to be performed following Settlement, if applicable), all of Seller’s right, title and interest in and to any permits, licenses and other governmental approvals or entitlements relating to the Real Property, any unexpired warranties relating to the construction of any improvements on the Real Property, any plans and specifications with respect to any improvements on the Real Property, transferable trade names and marks associated with the Real Property (excluding any trade name or mark including the “Liberty” name), all to the extent assignable, and without additional cost or expense to Seller (Buyer assuming responsibility for any applications, documentation or fees necessary to process and perfect any such transfer or assignment of the foregoing to Buyer).

Within one hundred twenty (120) days after the Second Settlement, Seller shall deliver to Buyer copies of Seller’s Lease correspondence files.  Buyer shall promptly reimburse Seller for all costs incurred by Seller in connection with the copying and delivery of the Lease correspondence files to Buyer.

Buyer and Seller also agree to take all actions and to execute any additional instruments and documents (provided the same are customary, reasonable and do not impose any additional liability on the executing party) reasonably necessary and appropriate to consummate the purchase and sale of the Property as provided in this Agreement.  This paragraph shall survive Settlement.

Unless all the foregoing conditions contained in this Section are satisfied within the time period specified, or if no time period is specified, prior to or at Settlement, (i) Buyer and Seller mutually may agree to extend the date for Settlement until such conditions are satisfied (not to exceed thirty [30] days), or (ii) Buyer or Seller may terminate this Agreement, in which event the Deposit (or, if the First Settlement has already occurred, the remaining portion thereof) shall be refunded to Buyer and there shall be no further obligation or liability on either of the parties hereto, except as specifically provided herein, or except if either Buyer’s or Seller’s default hereunder caused the failure of the applicable condition, in which case the non-breaching party will have the remedies for breach set forth in Section 10 or 11 as applicable, or (iii) Buyer and Seller may complete Settlement, in which event this Agreement shall be read as if such conditions no longer existed.

Upon any termination of this Agreement pursuant to the contingencies and conditions set forth in this Section 6, or otherwise, Buyer promptly shall return to Seller, without retaining any copies thereof, all copies of the Leases, the Surviving Agreements and Seller’s Materials and shall deliver

15

to Seller copies of all studies and reports relating to the Property obtained by Buyer; provided, however, if the First Settlement shall have already occurred, the documents referred to in this paragraph shall be limited to those applicable to the Second Settlement Property.

7.              Possession.  Possession of the Property shall be given to Buyer at Settlement by delivery of the Deeds, free of any leases except the Leases and free of other claims to or rights of possession except those of public record which are Defects that are required to be cured by Seller hereunder or that Seller has elected to cure hereunder.  The Deeds shall be prepared by Seller at Seller’s expense.

8.              Apportionments; Credits; Taxes.

(a)                                 Real estate taxes, minimum and additional rents actually collected from tenants under the Leases, the Surviving Agreements, rent under any assigned Ground Leases, all utilities, operating expenses and other apportionable income and expenses paid or payable by Seller shall be apportioned pro rata on a per diem basis as of the applicable Settlement with Buyer treated as the owner of the Property on the date of such Settlement.  Taxes, and additional rent paid on account thereof, shall be apportioned based on the fiscal year of the taxing authority.  If the real estate and/or personal property tax rate have not been set for the year in which such Settlement occurs or any prior year, then the proration of such taxes shall be based upon the most recent tax bills, and adjusted when the actual amounts are finally determined as provided for in Section 8(f) below.  Seller shall cause any and all public utilities serving the Property, to the extent such utilities bill Seller rather than any tenant of the Property, to issue final bills to Seller on the basis of readings made as of such Settlement and all such bills shall be paid by Seller.  Buyer shall establish fire monitoring services and related phone lines in Buyer’s name upon such Settlement.  If Buyer fails to do so Seller may at its option cancel any remaining telephone lines that have not been transferred to Buyer within thirty (30) days after such Settlement.  Buyer shall immediately reimburse Seller upon demand for any costs incurred by Seller in connection with such telephone lines for periods on and after such Settlement.  Seller shall reconcile with tenants the amounts paid or payable on account of operating expenses incurred for calendar year 2013 in accordance with the terms of the Leases.  Buyer agrees to cooperate with Seller in preparing such reconciliations, including without limitation, by providing supporting documentation in a timely manner as to charges for Buyer’s period of ownership in 2013, and, upon request, assisting in the collection of such reconciliations.  Seller shall provide Buyer with copies of all final reconciliations made by Seller.  Any amounts that may be due Buyer as a result of such year-end reconciliations shall be paid by Seller to Buyer promptly after Seller collects such amounts from the tenants.  Any amounts that may be due from Seller as a result of such year-end reconciliations, including any refund of real estate taxes received by Seller, shall be paid by Seller directly to the applicable tenants upon completion of the reconciliation.  With respect to the Second Settlement Property, each party shall separately reconcile with tenants of the Second Settlement Property for its period of ownership in 2014 the amounts paid or payable on account of operating expenses incurred for calendar year 2014 in accordance with the terms of the Leases.  Any amounts received by Buyer from tenants on account of Seller’s 2014 reconciliation shall be promptly paid over to Seller.  The provisions hereof shall survive Settlement under this Agreement.

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(b)                                 At each Settlement, Seller shall give to Buyer a credit in the amount of all Security Deposits under the Leases for the applicable Property except for any Security Deposits held in the form of letters of credit.  Seller will deliver to Buyer at such Settlement the originals of such letters of credit.  Seller will also execute and deliver such instruments as are necessary, pursuant to the terms of the letters of credit, to transfer and assign Seller’s interest therein to Buyer, if assignable.  Following such Settlement, Buyer shall be responsible for submitting the transfer documents or taking such other actions as may be necessary in order for the issuer to recognize Buyer as the beneficiary or to have a replacement letter of credit issued in favor of Buyer, and Seller agrees to cooperate in all reasonable respects with Buyer’s efforts.  As between Buyer and Seller, Buyer shall be responsible for any fees and expenses necessary to the transfers or re-issuance of the letters of credit in favor of Buyer.  If Buyer as landlord becomes entitled to draw upon a letter of credit pursuant to the terms of the applicable Lease prior to the date the letter of credit is effectively transferred to Buyer, then at Buyer’s request Seller will present a draw upon the letter of credit on Buyer’s behalf.  The provisions hereof shall survive Settlement under this Agreement.

(c)                                  At Settlement, Buyer shall receive a credit for the amounts of any tenant improvement allowances and brokerage commissions that remain outstanding with respect to the current term of the Leases for the applicable Property, subject to the provisions of Paragraph 14(f)(v) below.

(d)                                 Seller shall be responsible for all real estate transfer, documentary and deed taxes payable in connection with the recording of the Deeds except as follows:  (i) with respect to the Maryland Real Property, Buyer and Seller shall each pay one-half of the applicable transfer, documentary, deed and recordation taxes, (ii) with respect to the New Jersey Real Property, Buyer shall be responsible for the 1% Realty Transfer Fee (the so-called “mansion” tax) imposed on the grantee, and (iii) with respect to the Pennsylvania Real Property, Buyer and Seller shall each pay one-half of the applicable transfer, documentary and deed taxes.  Buyer shall be solely responsible for any additional transfer, documentary, deed and recordation taxes payable in connection with any assignment of this Agreement by Buyer.

(e)                                  Buyer shall pay all costs of the Title Information.  Except as provided in the following sentence, Buyer shall pay the title insurance premiums for any owner’s and/or mortgagee’s policy of title insurance issued in connection with Settlement.  With respect to the Minnesota Real Property, Seller shall pay the title search and examination fees, and Buyer shall pay the title insurance premium for any owner’s and/or mortgagee’s policy of title insurance issued in connection with Settlement.  Buyer and Seller shall each pay one-half of all closing fees charged by the Escrow Agent and the title company.  Buyer shall pay all recording fees, other than the fees to record any documents necessary to cure any title Defects, which Seller shall pay.

(f)                                   There shall be no cash credit to Seller at a Settlement on account of any rents, charges or other arrearages with respect to any period prior to such Settlement which are due and owing from tenants but are then unpaid (the “Arrearages”).  Buyer will cooperate with Seller’s efforts to collect such Arrearages.  All payments received by Buyer after a Settlement from tenants owing Arrearages shall be applied first on account of current amounts due from such tenants and then to the Arrearages; provided, however, that (i) any payments received by Buyer

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for specific reimbursements owed Seller (including operating expense reimbursements or reconciliations) or for special billings made by Seller shall be remitted to Seller, and (ii) if a tenant identifies a payment as pertaining to an Arrearage, such payment shall be applied first on account of the identified Arrearage (provided, however, that if such tenant is in arrears by more than 30 days with respect to rental payments due after the applicable Settlement, Buyer may apply this payment first on account of arrearages owed to Buyer rather than on account of the identified Arrearage).  Buyer further agrees to remit such collected Arrearages to Seller in a prompt and timely fashion.  Any sums received by Seller from tenants for periods after the applicable Settlement shall be remitted by Seller to Buyer in a prompt and timely fashion.  The provisions hereof shall survive Settlement under this Agreement.

(g)                                  Seller and Buyer acknowledge that it may be necessary for certain of the costs subject to proration under this Agreement to be based on estimates.  Except as otherwise expressly provided herein, if any payments by Seller or Buyer at a Settlement under this Section 8 are based on estimates, then, when the actual amounts are finally determined, Seller and Buyer shall recalculate the amounts that would have been paid at such Settlement based on such actual amounts, and Seller or Buyer, as the case may be, shall make an appropriate payment to the other based on such recalculation; provided, however, that neither party shall have the right to request apportionment or reapportionment after the one (1) year anniversary of the date of such Settlement.

(h)                                 With respect to the undeveloped land at 195 Admiral Cochrane Drive (2 Womack Drive), Annapolis, Maryland:

(i)                                     Seller has advised Buyer that, in order for the property to remain exempt from new stormwater management regulations, it is necessary for Seller to obtain a grading permit for the property (the “Grading Permit”) on or before November 4, 2013.

(A)                               In order to obtain the Grading Permit, Seller is required to pay the following fees (the “Fees”) and post the following bonds (the “Bonds”) with the applicable governmental authorities:

(1)                                 Street lighting and signage fee - $16,642

(2)                                 Inspection fee - $9,324

(3)                                 Public improvement performance and completion bond - $133,214

(4)                                 Public improvement labor and material bond - $66,607

(5)                                 Grading bond - $738,411

(B)                               Buyer hereby approves (A) the payment by Seller of the Fees, (B) Seller obtaining the issuance of the Bonds (at a cost of 1% of the face amount thereof) and (C) posting the Bonds with the applicable governmental authority.

(C)                               At the time of the Second Settlement, Buyer shall reimburse Seller for the amount of the Fees and the cost of obtaining the Bonds and, within sixty (60) days after the

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Second Settlement, shall (i) replace Seller’s Bonds with Bonds issued on behalf of Buyer (“Buyer’s Security”) and procure the release and cancellation of Seller’s Bonds from the applicable governmental authority, it being agreed by Buyer that until the release and cancellation of Seller’s Bonds, Buyer shall indemnify and hold Seller harmless from all liability under the Bonds, and (ii) file with the applicable governmental authorities a Request for Transfer of the Grading Permit from Seller to Buyer and a Substitute Developer Agreement substituting Seller for Buyer under the applicable Public Works Agreement(s).  It is the intention of the parties that the applicable governmental authorities (a) accept the transfer of the Grading Permit from Seller to Buyer, (b) execute the Substitute Developer Agreement, (c) accept Buyer’s Security, and (d) return the Bonds to Seller.  Seller and Buyer agree to cooperate with each other diligently and in good faith and to execute such additional documents and perform such additional acts as may be reasonably necessary to achieve the foregoing objectives as promptly as possible.

(ii)                                  Seller and the contract purchaser of neighboring land at 251 Admiral Cochrane Drive, 251 Admiral Cochrane, LC, are in the process of negotiating a cost sharing agreement (the “Cost Sharing Agreement”) with respect to the performance of and payment for certain off-site improvements to the intersection of Solomon’s Island Road and Admiral Cochrane Drive, which improvements are or will be required as a condition of site plan approval for the development of both 251 Admiral Cochrane Drive and 195 Admiral Cochrane Drive.  Seller shall have the right to enter into the Cost Sharing Agreement during the Due Diligence Period, subject to Buyer’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed, and to be deemed granted in the event Buyer fails to disapprove of same pursuant to the process applicable to New Leases or Lease Modifications set forth in Section 14(f)(i) above.  At the time of the Second Settlement, Seller shall assign the Cost Sharing Agreement to Buyer, Buyer shall assume all of Seller’s obligations thereunder to the extent such obligations accrue after such Settlement and Buyer shall pay directly or reimburse Seller for any costs for which the owner of 195 Admiral Cochrane Drive is responsible under the Cost Sharing Agreement, whether accrued prior to or after such Settlement.

(i)                                     The provisions of Section 8 shall survive Settlement under this Agreement.

9.              Condemnation.  If prior to a Settlement (i) any condemnation proceeding or other proceeding in the nature of eminent domain in connection with the Property is commenced or (ii) any change is made, or proposed to be made, to the current means of ingress and egress to the Property or to the roads or driveways adjoining the Property, or to change such ingress or egress or to change the grade thereof, Seller agrees to notify Buyer thereof.  If the proceeding or the change is a “Material Condemnation” (as defined below), then Buyer shall have the right, at Buyer’s option, (i) to terminate this Agreement in its entirety or (ii) if Buyer and Seller are able to agree in writing upon the appropriate Purchase Price reduction (the parties agree to act reasonably and in good faith to reach such agreement), to terminate this Agreement with respect to the affected parcel of the Property only, in either case by giving written notice to Seller within ten (10) business days after receipt of such notice or, if no notice is provided by Seller, within ten (10) business days after Buyer otherwise learns of the proceeding or proposed change.  If Buyer does not terminate this Agreement in its entirety but does terminate this Agreement with respect to the affected parcel of the Property, the Purchase Price shall be reduced by the portion of the Purchase Price allocated to the affected parcel of the Property as agreed to in writing by Buyer

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and Seller prior to Buyer’s termination notice (if Buyer gives its termination notice absent such agreement, Buyer shall be deemed to have terminated this Agreement in its entirety).  If Buyer does not terminate this Agreement in its entirety or with respect to the affected parcel of the Property, Buyer shall proceed to such Settlement hereunder as if no such proceeding had commenced or been proposed and will pay Seller the full Purchase Price in accordance with this Agreement; Seller shall assign to Buyer all of its right, title and interest in and to any compensation for such condemnation, and Seller shall not negotiate or settle any claims for compensation prior to Settlement without Buyer’s participation.  For purposes of this paragraph, a proceeding or change shall be deemed a Material Condemnation if (i) the change or proceeding can be expected to reduce the value of the affected parcel of the Property by more than Seven Hundred Fifty Thousand Dollars ($750,000.00), as reasonably determined by Seller, (ii) tenants under Leases representing in the aggregate more than fifty percent (50%) of the net annual rental income of the affected parcel of the Property shall have the right, pursuant to their respective Leases, to terminate their Leases based on such change or proceeding, which termination rights have not been waived in writing.  No more than two (2) parcels of the Property may be removed from this Agreement in accordance with the foregoing right of partial termination or in accordance with the provisions of Section 12; thereafter if Buyer desires to exercise any termination right arising under this Section or Section 12, Buyer must terminate this Agreement in its entirety.

10.       Default by Buyer.  If Buyer, without the right to do so and in default of its obligations hereunder, fails to complete a Settlement and such failure is not cured within ten (10) days after Buyer’s receipt of notice from Seller describing such default, Seller may terminate this Agreement by written notice to Buyer and to Escrow Agent, whereupon the Deposit (or, if the First Settlement has already occurred, the remaining portion thereof) shall be paid to Seller.  Such payment of the Deposit to Seller shall be deemed to be liquidated damages for Buyer’s default and the receipt of same shall be Seller’s exclusive and sole remedy, and Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer; provided, however, that the provisions of this Section shall not limit Seller’s recourse against Buyer with respect to Buyer’s indemnifications of Seller relating to Seller’s Materials, Buyer’s Materials and Buyer’s Access Rights (defined below in Section 14(b)) set forth in this Agreement and any obligation of Buyer under this Agreement that requires performance after Settlement.  Buyer and Seller agree that the amount of Seller’s actual damages upon a Buyer default will be difficult to calculate and that the liquidated damages set forth in this Section 10 represent the parties’ reasonable estimate of such damages.

11.       Default by Seller.  If Seller, without the right to do so and in default of its obligations hereunder, fails to complete a Settlement and such failure is not cured within ten (10) days after Seller’s receipt of notice from Buyer describing such default, Buyer, as its sole and exclusive remedy, may elect to (a) terminate this Agreement by written notice to Seller and Escrow Agent, in which event Escrow Agent shall return the Deposit (or, if the First Settlement has already occurred, the remaining portion thereof) to Buyer, Seller shall reimburse Buyer for Buyer’s Costs (as defined in Section 5(c) and subject to the cap provided therein) and there shall be no further obligation or liability on either of the parties hereto, except as specifically provided herein, or (b) exercise the remedy of specific performance to cause Seller to convey to Buyer

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title to the Real Property, as long as any action for specific performance is commenced within 45 days of such default.

12.       Risk of Loss.  Seller shall bear the risk of all loss or damage to the Property from all causes until Settlement.  Seller represents that it has, and will maintain pending Settlement, a policy of fire and extended coverage insurance in at least the full amount of the replacement cost of all buildings and improvements located on the Property.  If at any time prior to a Settlement any portion of the Property is destroyed or damaged as a result of fire or any other casualty whatsoever, Seller shall give notice thereof to Buyer, but such damage or destruction shall not affect the obligations of the parties under this Agreement or delay such Settlement unless (i) such casualty results in damage to the affected parcel of the Property in excess of Seven Hundred Fifty Thousand Dollars ($750,000.00), as reasonably determined by Seller, or (ii) tenants under Leases representing in the aggregate more than fifty percent (50%) of the net annual rental income of the affected parcel of the Property shall have the right, pursuant to their respective Leases, to terminate their Leases based on such damage or destruction, which termination rights have not been waived in writing (a “Material Casualty”).  If a Material Casualty occurs, Buyer shall have the right (i) to terminate this Agreement in its entirety or (ii) if Buyer and Seller are able to agree in writing upon the appropriate Purchase Price reduction (the parties agree to act reasonably and in good faith to reach such agreement), to terminate this Agreement with respect to the affected parcel of the Property only, in either case by giving written notice to Seller within ten (10) business days after receipt of such notice or, if no notice is provided by Seller, within ten (10) business days after Buyer otherwise learns of the casualty.  If Buyer does not terminate this Agreement in its entirety but does terminate this Agreement with respect to the affected parcel of the Property, the Purchase Price shall be reduced by the portion of the Purchase Price allocated to the affected parcel of the Property as agreed to in writing by Buyer and Seller prior to Buyer’s termination notice (if Buyer gives its termination notice absent such agreement, Buyer shall be deemed to have terminated this Agreement in its entirety).  If Buyer does not terminate this Agreement in its entirety or with respect to the affected parcel of the Property, at Settlement with respect to the affected parcel of the Property, Seller shall assign, transfer and set over to Buyer all of Seller’s right, title and interest in and to any insurance proceeds to which Seller is or would be entitled and shall pay to Buyer an amount equal to all deductibles under applicable insurance relating to the casualty, less the amount of (x) all costs incurred by Seller in connection with any repair of such damage prior to such Settlement and (y) attributable to lost rents applicable to any period prior to such Settlement.  Following the expiration of the Due Diligence Period, Buyer shall have the right to participate in the settlement of insurance claims and in plans for restoration of the Property, and Seller shall act in a commercially reasonable manner regarding the commencement of restoration.  No more than two (2) parcels of the Property may be removed from this Agreement in accordance with the foregoing right of partial termination or in accordance with the provisions of Section 9; thereafter if Buyer desires to exercise any termination right arising under this Section or Section 9, Buyer must terminate this Agreement in its entirety.  If at any time prior to a Settlement any portion of the Property is destroyed or damaged as a result of fire or any other casualty whatsoever and such destruction or damage was not insured by Seller or such destruction or damage was not insurable, Buyer shall have the same rights provided to Buyer in the event of a Material Casualty set forth above unless Seller elects within the ten (10) business day period provided for above to repair such damage or destruction at Seller’s expense (or in lieu thereof to provide Buyer a credit against the Purchase Price for the cost of such repair, as mutually agreed upon by Buyer and Seller).

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13.       Brokerage.  Buyer represents and warrants to Seller and Seller represents and warrants to Buyer that each dealt with no broker, agent, finder or other intermediary in connection with this sale and purchase.  Seller agrees to indemnify, defend and hold Buyer harmless from and against any broker’s claim arising from any facts alleged which, if true, would constitute a breach by Seller of Seller’s representation and warranty in this paragraph.  Buyer agrees to indemnify, defend and hold Seller harmless from and against any broker’s claim arising from any facts alleged which, if true, would constitute a breach by Buyer of Buyer’s representation and warranty in this paragraph.  The foregoing indemnification obligations of Seller and Buyer shall survive Settlement.

14.       Operation of the Property Prior to Settlement.  Prior to a Settlement:

(a)                                 The Property shall be operated and managed in accordance with past practices of Seller and maintained in its present condition, reasonable wear and tear excepted.

(b)                                 At reasonable times following reasonable notice, Buyer, its accountants, architects, attorneys, engineers, contractors and other representatives shall be afforded reasonable access to the Property and to Seller’s records relating to the Property (other than those reasonably deemed proprietary or confidential) to inspect the Property and the records relating thereto and measure, appraise, test and make surveys of the Property (collectively, “Buyer’s Access Rights”); provided, however, as follows:

(i)                                     Buyer shall be obligated to obtain Seller’s prior approval for the performance of any invasive or intrusive environmental testing, such approval not to be unreasonably withheld or delayed if same is recommended by Buyer’s environmental engineer and Buyer’s written request to Seller therefor is accompanied by a summary of the proposed scope of work (including sampling plan, if applicable); and

(ii)                                  if Buyer desires to review the records and files relating to the Property, at Buyer’s expense, Buyer may make copies of such records and files; provided, however, that Buyer shall return all copies of such records and files if Settlement with respect to such Property does not occur under this Agreement.

(iii)                               Buyer shall not interfere unreasonably with the operation of the Property and shall coordinate all of Buyer’s activities under this Section with Seller to minimize possible interference with the Property or its operation.

(iv)                              Buyer shall restore any area on the Property disturbed in the course of Buyer’s testing to the conditions existing prior to any tests conducted by Buyer.

(v)                                 Prior to making any entry upon the Property, Buyer will deliver to Seller a valid insurance certificate naming Seller as the certificate holder, evidencing a minimum of $5,000,000.00 of commercial general liability insurance and naming Seller as additional insured thereunder.  Such certificate shall be on a current ACORD 25 Form or its equivalent.

(vi)                              Buyer agrees to indemnify, defend, and hold Seller harmless from and against any claim made against Seller as a result of any entry upon the Property and any activities conducted thereon by Buyer or on behalf of Buyer; provided, however, Buyer shall

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have no liability resulting from the discovery of any existing condition on the Property not caused by Buyer or Buyer’s agents.  The foregoing indemnification obligation of Buyer shall survive Settlement and shall survive any termination of this Agreement.

(c)                                  Seller shall comply with all material obligations of landlord under the Leases and all other agreements and contractual arrangements affecting the Property by which Seller is bound.

(d)                                 Seller shall notify Buyer of Seller’s receipt or Seller’s delivery of any written notice from any party alleging that Seller or such other party is in default of its obligations under any of the Leases or any permit, agreement, law, ordinance or regulation affecting the Property, or any portion or portions thereof.

(e)                                  Except with the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed (and which shall be deemed granted in the event Buyer fails to approve or disapprove same within five (5) business days after receipt thereof), other than leases subject to the express provisions of this Agreement, no contract for or on behalf of or affecting the Property shall be negotiated or entered into which cannot be terminated by Seller prior to Settlement without charge, cost, penalty or premium and upon request by Buyer, Seller shall terminate such contract with such termination to be effective upon Settlement.

(f)                                   With respect to New Leases and any Lease Modification (as such terms are defined below):

(i)                                     Seller shall promptly provide Buyer with a written term sheet in substantially the form attached hereto as Exhibit “K” (a “Lease Term Sheet”) summarizing the economic terms for any new leases for any portion of the Property (“New Lease”), as well as any amendments, extensions, expansions, terminations, or assignments or subleases relating to any of the Leases (“Lease Modification”), that Seller desires to enter into.  Buyer shall be deemed to approve any Lease Term Sheet in the event Buyer fails to disapprove same in writing to Michael Cohen (mcohen@libertyproperty.com) and Richard Casey (rcasey@libertyproperty.com) with specified reasons for disapproval within three (3) business days after receipt thereof.  All deliveries, notices and approvals permitted or required under this Section 14(f) may be given by electronic mail (electronic mail delivery to Eric Freeman [freemane@greenfieldpartners.com], Mark White [mwhite@somprop.com] and Jeannine T. Bishop [jtbishop@morganlewis.com] shall be sufficient for this purpose).  Upon receipt of a Lease Term Sheet, Buyer may request from Seller that Seller provide to Buyer any current financial statements or financial information with respect to the tenant that is the subject of the applicable Lease Term Sheet and Seller shall provide such information to Buyer within three (3) business days of request if in Seller’s possession.  In the event Buyer requests any financial information as part of its review of a Lease Term Sheet, the time period for Buyer to approve or disapprove of a Lease Term Sheet shall be automatically extended until, as applicable, (i) the date that is one (1) business day after Seller informs Buyer that Seller has no current non-public financial information for the tenant, or (ii) the date that is three (3) business days after Seller provides the applicable financial information to Buyer.  Buyer shall keep all tenant financial information provided by Seller confidential;

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(ii)                                  Prior to the expiration of the Due Diligence Period, Buyer shall not unreasonably withhold, condition or delay its approval of any Lease Term Sheet (Buyer shall have no right to disapprove a Lease Term Sheet for a Lease Modification that Seller is required to enter into pursuant to an express right or option provided the Tenant in its existing Lease).  Regardless of whether Buyer has approved or disapproved a Lease Term Sheet, Seller has the right, during the Due Diligence Period, at its sole discretion, to enter into a New Lease or Lease Modification in material accordance with the terms set forth in the Lease Term Sheet; provided, however, if any Lease Term Sheet is disapproved by Buyer, Seller shall pay the full amount of the Transaction Costs (as defined below) with respect to the New Lease or Lease Modification subject to such disapproved Lease Term Sheet.  During the last two (2) business days of the Due Diligence Period, Seller shall not send any Lease Term Sheet to Buyer for review.  “Transaction Costs” as used in this Section means leasing commissions, costs for tenant improvements, landlord’s work or allowances, lease buyout costs, legal fees, space planning costs and other leasing costs or expenses incurred in connection with the New Lease or Lease Modification;

(iii)                               from and after the expiration of the Due Diligence Period without termination of this Agreement, except with the prior written approval of Buyer to be granted or withheld in Buyer’s sole discretion, Seller shall not enter into any New Lease or any Lease Modification (other than a Lease Modification that Seller is required to enter into pursuant to an express right or option provided the tenant in its Lease, which Lease Modification shall be deemed to be approved by Buyer).  Buyer shall be deemed to approve any New Lease or Lease Modification in the event Buyer fails to disapprove same in writing with specified reasons for disapproval within three (3) business days after receipt of a Lease Term Sheet;

(iv)                              Seller shall enter into New Leases or Lease Modifications only with bona fide third party tenants not related to Seller.  Seller shall send Buyer copies of New Leases and Lease Modifications promptly after execution thereof; and

(v)                                 With regard to any New Lease or Lease Modification approved or deemed approved by Buyer and executed by Seller on or after October 9, 2013, in addition to the Purchase Price, Buyer shall pay to Seller at Settlement on the Property subject to the New Lease or Lease Modification the Transaction Costs incurred by Seller in connection with such approved New Lease or Lease Modification and shall be responsible for paying any such Transaction Costs that are outstanding as of such Settlement.  Notwithstanding the foregoing, to the extent the term (excluding any period during which net rent is abated) of any New Lease or Lease Modification begins prior to such Settlement, the parties acknowledge and agree that the Transaction Costs due and owing in connection therewith shall be prorated between Buyer and Seller based upon the number of days elapsed and remaining in the term (excluding any period during which net rent is abated) of such New Lease or Lease Modification as of the date of such Settlement.  Any Transaction Costs due as a result of an extension, renewal or expansion commencing after such Settlement shall be Buyer’s responsibility, unless Buyer disapproved of the applicable Lease Term Sheet during the Due Diligence Period.

(g)                                  Seller reserves the right to initiate one or more real estate tax appeals prior to the expiration of the Due Diligence Period should Seller deem it advisable to do so.  In such event, Seller shall promptly notify Buyer thereof and provide Buyer with a copy of the applicable documentation.  Seller agrees that no claim or appeal with respect to any tax assessment or

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obligation applicable to the Property shall be filed or authorized by Seller following the expiration of the Due Diligence Period without the prior consent of Buyer.  If Buyer desires to continue any appeals initiated by Seller and relating to post-Settlement real estate tax obligations, Buyer shall assume at the Settlement of the Property subject to such appeal Seller’s payment and other obligations under Seller’s agreement with its tax appeal consultant or counsel, as the case may be, to the extent, and only to the extent, such obligations relate to the applicable parcel(s) of the Property for which the appeal(s) will be continued.  Seller reserves any claim relating to any real property tax refunds or rebates for periods accruing prior to such Settlement, subject to its obligations under Section 8(a) relating to reconciliations with tenants.  Any credit or reduction relating to the tax year in which such Settlement occurs, net of the fees and expenses incurred in obtaining such credit or reduction, shall be prorated between Buyer and Seller as of such Settlement.

(h)                                 If any capital improvements or tenant improvements are being performed by or on behalf of Seller as of the Effective Date, Seller shall use commercially reasonable efforts to complete such improvements prior to Settlement on the affected Property.  If such improvements are not completed prior to such Settlement, then at such Settlement, (a) the contract(s) for such improvements shall be assigned by Seller to Buyer, (b) Buyer shall receive a credit against the Purchase Price in the amount of the reasonably estimated cost to complete the improvements, as mutually agreed upon by Seller and Buyer in good faith, and (c) Seller will have no further obligations with respect to the completion of or payment for the improvements.

15.       Notice.  All notices, requests and other communications under this Agreement shall be in writing and shall be delivered (i) in person if a written receipt of delivery is obtained, (ii) by registered or certified mail, return receipt requested, (iii) by recognized overnight delivery service providing positive tracking of items (for example, Federal Express), (iv) electronic mail or (v) by facsimile provided if (iv) or (v) a copy is sent concurrently by one of the methods described in (i), (ii) or (iii) above, addressed as follows or at such other address of which Seller or Buyer shall have given notice as herein provided:

If intended for Seller:
Liberty Property Limited Partnership
500 Chesterfield Parkway
Malvern, PA 19355
Attn:  Mike Hagan, Chief Investment Officer
Fax:  610-644-4129
E-mail:  mhagan@libertyproperty.com

with a copy to:
Liberty Property Limited Partnership
500 Chesterfield Parkway
Malvern,  PA 19355
Attn:  Bonnie S. Milavec, Esquire
Fax:  610-644-2175
E-mail:  bmilavec@libertyproperty.com

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and a copy to:
Schnader Harrison Segal & Lewis LLP
1600 Market Street, Suite 3600
Philadelphia, PA 19103
Attn:  Richard W. Kessler
Fax:  215-972-7222
E-mail: rkessler@schnader.com

If intended for Buyer:
Greenfield Real Estate, LLC
50 North Water Street
South Norwalk, CT 06854
Attn:  Michael B. Bradley, Chief Investment Officer
Fax:  203-354-5060
E-mail:  bradleym@greenfieldpartners.com

with copies to:
Greenfield Real Estate, LLC
50 North Water Street
South Norwalk, CT 06854
Attn:  Barry P. Marcus, Senior Vice President
Fax:  203-354-5060
E-mail:  marcusb@greenfieldpartners.com

Somerset Properties, Inc.
768 N. Bethlehem Pike, Suite 203
Lower Gwynedd, PA 19002
Attn:  Mark White, Principal
E-mail:  mwhite@somprop.com

And to:
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921
Attn:  J.J. Broderick
Fax: 215-963-5104
E-mail:  jbroderick@morganlewis.com

All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof only upon receipt or refusal by the party to whom such notice is sent.  Notices by the parties may be given on their behalf by their respective attorneys.

16.       Non-Disclosure.  Neither party shall make public disclosure with respect to this transaction before the Second Settlement except:

(a)                                 as may be required by law, including without limitation disclosure required under securities laws, or by the Securities and Exchange Commission, or by the rules of any stock

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exchange, or in connection with any filing or registration made by the Trust as the issuer of publicly traded securities;

(b)                                 to such, attorneys, engineers, consultants, accountants, present or prospective sources of financing, partners, directors, officers, employees and representatives of either party or of such party’s advisors who need to know such information for the purpose of evaluating and consummating the transaction, including the financing of the transaction; and

(c)                                  as may be permitted specifically by the terms of this Agreement.

17.       “As Is” Sale and Release.

(a)                                 Buyer hereby represents and warrants to Seller that, except as otherwise expressly set forth in this Agreement, Buyer has not entered into this Agreement based upon any representation, warranty, statement or expression of opinion by Seller or any person or entity acting or allegedly acting for or on behalf of Seller with respect to Seller, the Property or the “Condition of the Property” (as hereinafter defined).  Buyer acknowledges and agrees that, except for the covenants, representations and warranties of Seller expressly contained in this Agreement, the Property shall be sold and conveyed (and accepted by Buyer at Settlement) AS IS, WHERE IS, WITH ALL DEFECTS AND WITHOUT ANY WRITTEN OR ORAL REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW.  Except as expressly otherwise provided in this Agreement, Seller makes no representation, warranty or covenant, express, implied or statutory, of any kind whatsoever with respect to the Property, including, without limitation, representation, warranty or covenant as to title, survey conditions, use of the Property for Buyer’s intended use, the condition of the Property, past or present use, development, investment potential, tax ramifications or consequences, compliance with law, present or future zoning, the presence or absence of hazardous substances, the availability of utilities, access to public road, habitability, merchantability, fitness or suitability for any purpose, or any other matter with respect to the Property (collectively, the “Condition of the Property”), all of which are, except as otherwise expressly provided in this Agreement, hereby expressly disclaimed by Seller.  Except as otherwise expressly provided in this Agreement, Buyer acknowledges that Seller has made no representation, warranty or covenant as to the Condition of the Property or compliance of the Property with any federal, state, municipal or local statutes, laws, rules, regulations or ordinances including, without limitation, those pertaining to construction, building and health codes, land use, zoning, hazardous substances or toxic wastes or substances, pollutants, contaminants, or other environmental matters.  Buyer shall reconfirm the aforesaid acknowledgments in writing as of the date of each Settlement.

(b)                                 Buyer further represents and warrants that Buyer has knowledge and expertise in financial and business matters that enable Buyer to evaluate the merits and risks of the transaction contemplated by this Agreement and that Buyer is not in any disparate bargaining position.  Buyer acknowledges and agrees that it has been given or will be given before the end of the Due Diligence Period, full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer’s choosing, including, without, limitation the Condition of the Property.

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(c)                                  Without limiting the above, Buyer on behalf of itself and its successors and assigns waives any rights to recover from, and forever releases and discharges, Seller, Seller’s affiliates, partners, the shareholders, directors, officers, employees and agents of Seller and the Trust, and their respective heirs, successors, personal representatives and assigns (collectively, the “Seller Related Parties”), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys’ fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1801, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), and any similar environmental state or local statutes, regulations, rules or requirements (collectively, “Environmental Laws”).

(d)                                 The provisions of this Section shall survive Settlement and the delivery of the Deeds or any expiration or termination of this Agreement without limitation as to time.

18.       Like Kind Exchanges.  Buyer or Seller may elect to exchange the Property for other real estate of a like kind in accordance with Section 1031 of the Internal Revenue Code of 1986 as amended (the “Code”), that is, Seller may elect to treat the Property as relinquished property for such purposes and/or Buyer may elect to treat the Property as replacement property for such purposes.  To the extent possible, the provisions of this Section shall be interpreted consistently with this intent.  To exercise any rights under this Section, the party electing to exchange the Property shall provide the other with a written statement stating its intent to enter into an exchange at least two business days prior to Settlement.  Either party’s election to exchange, rather than sell or buy, the Property for other real estate of a like kind shall be at no cost or liability to the other.  In no event shall this Section obligate Buyer to take title to any real property other than the Property, and in no event shall this Section obligate Seller to take title to any real property. Should this Agreement become part of a 1031 transaction, the party electing to exchange the Property (the “Exchanger”) hereby agrees that the other party may enforce any and all representations, warranties, covenants and other obligations of the Exchanger under this Agreement directly against Exchanger, and the other party agrees that Exchanger may enforce any and all representations, warranties, covenants and other obligations of the other party under this Agreement directly against the other party.

19.       Limited Liability.

(a)                                 Neither the holders of beneficial interests nor the trustees, officers, employees or agents of the Trust shall be liable with respect to Seller’s obligations under this Agreement and all parties hereto shall look solely to the Trust assets for the payment of any claim or for the performance of any obligation of the Trust as a general partner of Seller or otherwise.

(b)                                 Neither the holders of beneficial interests in Buyer nor the officers, employees or agents of Buyer shall be liable with respect to Buyer’s obligations under this Agreement and all parties hereto shall look solely to Buyer’s assets for the payment of any claim or for the performance of any obligation of Buyer.

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20.       Miscellaneous.

(a)                                 Except as otherwise specifically provided in this Agreement, all representations and warranties contained in this Agreement with respect to any Property shall terminate at the Settlement for such Property.

(b)                                 All times specified in this Agreement shall be of the essence of this Agreement, subject to the notice and cure provisions, if applicable, set forth in Paragraphs 10 and 11 of this Agreement.  If any date herein set forth for the performance of any obligations by Seller or Buyer or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday.  As used herein, the term “legal holiday” means any federal holiday on which financial institutions or post offices are generally closed.

(c)                                  The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

(d)                                 Formal tender of an executed deed and purchase money is hereby waived.

(e)                                  Other than (i) to a qualified intermediary if Buyer elects to exchange the Property in accordance with Section 1031 of the Code as set forth above, or (ii) to an entity controlling, controlled by or under common control with Buyer (a “Buyer Affiliate”), Buyer shall have no right to assign this Agreement without the prior written consent of Seller.  For purposes of this Agreement, “control” shall be deemed to include the right to approve or veto major decisions.  Buyer shall provide Seller with documentation pertaining to any permitted assignment hereunder at least five (5) business days before the applicable Settlement and Buyer shall not be released from any liability hereunder as a result of any such assignment.  At Buyer’s direction, Seller agrees to direct deeds and other transfer documents on Buyer’s behalf for individual parcels of the Property to one or more Buyer Affiliates formed for the purpose of taking title thereto provided, however, that:  (i) there shall be one Settlement Statement covering all of the Property that is the subject of this Agreement for each Settlement, with allocation on such Settlement Statement of the Purchase Price among the various individual parcels of such Property to various individual entities to take title thereto, (ii) in the aggregate, no consideration over and above the Purchase Price is being paid to Buyer by the entity or entities taking title, (iii) such direct-deeding will not impose any additional transfer tax liability on Seller, and (iv) the allocation of the Purchase Price among the individual parcels, whether for transfer tax purposes or otherwise, shall be that determined by mutual agreement of Buyer and Seller.  In order to facilitate agreement prior to the expiration of the Due Diligence Period on any allocation of the Purchase Price to be used for these purposes, Buyer may, at its option, provide Seller with written notice prior to the last ten (10) business days of the Due Diligence Period of Buyer’s proposed allocation of the Purchase Price to be used for these purposes, and in such event Seller agrees to respond in writing with any revisions Seller may have in Seller’s reasonable discretion to Buyer’s proposed allocation within five (5) business days of Seller’s receipt thereof.  In connection with any direct deeding described above, Seller shall have no liability under this Agreement to the grantee, but no such direct-deeding shall be deemed to limit or modify any

29

recourse that Buyer may have against Seller, or that Seller may have against Buyer, pursuant to the terms of this Agreement.  Upon Seller’s request in connection with a Settlement, Buyer shall cause any such grantee to deliver in favor of Seller an acknowledgement in form reasonably acceptable to Seller that the grantee is accepting the Property AS-IS and containing an environmental waiver and release by grantee consistent with that provided by Buyer in Section 17(c) of this Agreement.

(f)                                   This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and, to the extent herein permitted, assigns.

(g)                                  This Agreement, including the exhibits attached hereto, contains the whole agreement as to the Property between Seller and Buyer and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise of any kind whatsoever concerning this sale and purchase.  This Agreement shall not be altered, amended, changed or modified except in writing executed by the parties hereto.

(h)                                 This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

(i)                                     Both parties to this Agreement having participated fully and equally in the negotiation and preparation hereof, this Agreement shall not be more strictly construed, or any ambiguities within this Agreement resolved, against either party hereto.

(j)                                    This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one original Agreement.  This Agreement and any amendments may be delivered by facsimile or electronic (e-mail) transmittal of signed original counterparts, which shall have the same full force and effect as if an original executed copy of this Agreement had been delivered. Any consents permitted or required under this Agreement may also be given by e-mail or facsimile transmissions.

(k)                                 Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof.

(l)                                     Seller and Buyer hereby irrevocably and unconditionally waive any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to, this Agreement.  The provisions of this paragraph shall survive Settlement or termination hereof.

(m)                             In the event that either party shall bring an action or legal proceeding for an alleged breach of any provision of this Agreement or any representation, warranty, covenant or agreement herein set forth, or to enforce, protect, determine or establish any term, covenant or provision of this Agreement or the rights hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party, as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys’ fees and costs, expert witness fees and court costs as may be fixed by the court or jury.

30

21.       SNDA’s.  Upon Buyer’s request following the expiration of the Due Diligence Period, Seller will cooperate with Buyer’s efforts to obtain from tenants a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) in the form requested by Buyer’s lender.  Seller’s cooperation will be limited to sending out the requested SNDA to the applicable tenants with contact information for Buyer or Buyer’s lender, and Seller shall have no obligation or responsibility to obtain executed SNDA’s from tenants or participate in the negotiation of the SNDA’s.  Buyer’s obligations under this Agreement are not contingent upon receipt of executed SNDA’s or Buyer’s ability to obtain financing.

22.       Liberty Leases.  Seller or an affiliate of Seller is the tenant under the leases identified on attached Schedule 22 (the “Liberty Leases”).  Neither Seller’s interest as tenant under the Liberty Leases nor any personal property of Seller or its affiliates within the leased premises is included in this sale and purchase transaction.  Any provision of the Liberty Leases to the contrary notwithstanding, each of the Liberty Leases shall terminate on the date that is sixty (60) days following the Settlement with respect to the Property in which Seller is a tenant or such earlier date or such later date (not to exceed sixty (60) additional days) as Seller may specify in a written notice to Buyer given not less than ten (10) days prior to the specified termination date.  Upon such termination, Seller will remove its removable personal property and surrender the leased premises in clean condition, free of trash and debris, but Seller will not be obligated to remove leasehold improvements, trade fixtures, wiring or cabling.  If a Settlement occurs and Buyer becomes the landlord under any Liberty Lease, any indemnifications (including environmental matters), covenants, liabilities, or waivers of claims made by the landlord or tenant in such Liberty Lease shall be limited to matters arising out of the landlord-tenant relationship created by the Liberty Lease and Seller’s or its affiliate’s occupancy and use of the leased premises pursuant thereto from and after the date of Settlement, and shall not be more broadly construed.  The provisions of this paragraph shall survive Settlement.

23.       Minnesota, New Jersey and Pennsylvania Bulk Sale Compliance.

(a)                                 Seller is of the opinion that the sale of the New Jersey Real Property is in the ordinary course of Seller’s business and, accordingly, not subject to the provisions of N.J.S.A. 54:50-38.  Accordingly, the parties have agreed that Form C-9600 will not be submitted to the New Jersey Division of Taxation.  Seller is also of the opinion that the sales of the Minnesota Real Property and the Pennsylvania Real Property are not subject to the provisions of the Bulk Sale Acts applicable in such States because the Minnesota Real Property does not constitute more than fifty (50%) percent of Seller’s assets or the real property owned by Seller in Minnesota and the Pennsylvania Real Property does not constitute more than fifty (50%) percent of the Seller’s assets or real property in Pennsylvania.  Accordingly, the parties have agreed that no bulk sale forms will be submitted by Seller to applicable governmental authorities in Minnesota and Pennsylvania.  Seller agrees to pay and discharge when due all claims of Seller’s creditors asserted against Buyer for the Minnesota Real Property, the New Jersey Real Property and the Pennsylvania Real Property by reason of Seller’s noncompliance with the Bulk Sale Act of each such State, to promptly take all necessary actions required to remove any liens which may be placed upon the Minnesota Real Property, the New Jersey Real Property and the Pennsylvania Real Property by reason of such noncompliance and to otherwise indemnify Buyer against any such claims or liens arising therefrom.  The provisions of this Section shall survive the Settlement applicable to the Real Property in each such State.

31

24.       Material Adverse Change in Net Operating Income.  The parties have agreed that, except in the case of condemnation or casualty as set forth in Sections 9 and 12 of this Agreement, at the time of a Settlement, Buyer must purchase all of the Property that is to be conveyed at the time of such Settlement pursuant to the terms of this Agreement.  Notwithstanding the foregoing, in the event that between the expiration of the Due Diligence Period and a Settlement, the aggregate net operating income on a current annualized basis of the portion of the Property in any one of the states that is to be conveyed at the time of such Settlement (i.e., Florida, Maryland, Minnesota, New Jersey or Pennsylvania) declines by more than eighty percent (80%) solely as a result of a bankruptcy or monetary default of one or more tenants, Buyer shall have the right to terminate this Agreement as to all, but not less than all, of the Property in such state, in which event the Purchase Price will be reduced by the amount of the Purchase Price allocated to the Property in such state as shown on Schedule 2(d) attached hereto.  In no event, however, shall such termination affect the obligation of Buyer to complete such Settlement as to the other portions of the Property or give Buyer any right of termination as to any portion of the Property as to which a Settlement has already occurred.

25.       Disposition of Ground Leases.  Notwithstanding anything to the contrary contained in this Agreement, Seller and Buyer agree that the following provisions shall apply to the Ground Leases at 335 Commerce Drive, Fort Washington, Pennsylvania (“335 Commerce”) and 420 Delaware Drive, Fort Washington, Pennsylvania (“420 Delaware”):

(a)                                 LPLP will endeavor to have the Ground Lease on 420 Delaware terminated and the fee interest in 420 Delaware conveyed to Buyer by special warranty deed at the time of the First Settlement upon payment to the ground lessor of the purchase price for the fee interest in 420 Delaware set forth in a separate, existing agreement of sale between LPLP and the ground lessor (the “420 Delaware Agreement of Sale”).  If LPLP is able to obtain conveyance of the fee interest in 420 Delaware, then (i) if the conveyance is directly to Buyer, the purchase price for the fee interest and all other costs payable by the ground lessee for the conveyance of title to 420 Delaware under the 420 Delaware Agreement of Sale shall be paid by Buyer directly to the ground lessor, or (ii) if the conveyance is from the ground lessor to LPLP, LPLP shall convey fee title to 420 Delaware to Buyer at the time of the First Settlement and the purchase price and all other costs paid by LPLP to the ground lessor for such conveyance under the 420 Delaware Agreement of Sale shall be paid by Buyer to Seller at the time of the First Settlement as an addition to the Purchase Price payable under this Agreement.  In the event LPLP is unable to obtain termination of such Ground Lease and conveyance of the fee interest in 420 Delaware to Buyer at the time of the First Settlement, Buyer shall accept from LPLP at the time of the First Settlement assignments of Seller’s leasehold interest in 420 Delaware, the guaranty of the Ground Lease by Liberty Property Trust (“LPT”), the guaranty of the ground lessor’s interest in the Ground Lease from Teleflex Incorporated and the 4200 Delaware Agreement of Sale and Buyer shall assume Seller’s and LPT’s obligations thereunder arising from and after the First Settlement (and, to the extent LPLP is not released from liability under such Ground Lease and Liberty Property Trust (“LPT”) is not released from liability under its guaranty of the Ground Lease, Buyer shall indemnify and hold LPLP and LPT harmless from any liability arising thereunder from and after the First Settlement).  Receipt by Buyer of an estoppel certificate from the ground lessor containing the agreed-upon estoppel provisions in the Ground Lease shall be a condition of Buyer’s obligation to accept an assignment of the Ground Lease.

32

(b)                                 LPLP will endeavor to have the ground lessor of 335 Commerce, Amtrak, sell its fee interest at the time of the First Settlement for a purchase price satisfactory to Buyer and to deliver to Buyer a special warranty deed to 335 Commerce Drive at the time of the First Settlement.  If LPLP is able to obtain conveyance of the fee interest in 335 Commerce, then (i) if the conveyance is directly to Buyer, the purchase price for the fee interest and all other costs payable by the ground lessee for the conveyance of title to 335 Commerce shall be paid by Buyer directly to the ground lessor, or (ii) if the conveyance is to LPLP, LPLP shall convey title to 335 Commerce to Buyer at the time of the First Settlement, and the purchase price and all other costs paid by LPLP to the ground lessor for such conveyance shall be paid by Buyer to Seller at the time of the First Settlement as an addition to the Purchase Price payable under this Agreement.  In the event LPLP is unable to obtain such deed at the time of the First Settlement, Buyer shall accept from Seller at the time of the First Settlement an assignment of Seller’s leasehold interest in 335 Commerce, subject to obtaining Amtrak’s consent to such assignment, and Buyer shall assume Seller’s obligations thereunder arising from and after the First Settlement (and, in the event LPLP is not released from liability under such Ground Lease, Buyer shall indemnify and hold LPLP harmless from any liability arising thereunder from and after the First Settlement).  Receipt by Buyer of an estoppel certificate from Amtrak containing the agreed-upon estoppel provisions in the Ground Lease shall be a condition of Buyer’s obligation to accept an assignment of the Ground Lease.  In the event Amtrak does not consent to an assignment of the Ground Lease to Buyer:

(i)                                     Settlement for 335 Commerce shall be delayed (and the portion of the Purchase Price allocated to 335 Commerce not paid) until Seller is able to effectuate such consent or the sale of the fee interest in 335 Commerce to Buyer for a price reasonably satisfactory to Buyer, at which time the Purchase Price allocated to 335 Commerce shall be paid by Buyer to Seller; and

(ii)                                  If, in lieu of the sale of Amtrak’s fee interest in 335 Commerce, Amtrak elects to purchase 335 Commerce from Seller pursuant to the Buy-Sell provisions of the Ground Lease, the parties shall have no further obligations to sell or buy 335 Commerce hereunder and Seller shall be entitled to all of the sales proceeds thereof.

(c)                                  From and after the Effective Date, except with the prior written approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed, LPLP shall not enter into any modification or termination of either Ground Lease, except in connection with the conveyance of the fee interest of the Property subject to such Ground Lease at the time of the First Settlement, or the 420 Delaware Agreement of Sale.

(d)                                 In the event either Ground Lease is assigned to Buyer, then unless LPLP (with respect to 420 Delaware and 335 Commerce) and LPT (with respect to 420 Delaware) are released from liability under the applicable Ground Lease, Buyer shall use its commercially reasonable efforts to purchase the fee interest in the Property subject to such Ground Lease promptly after such assignment.

(e)                                  In the event Seller is unable to obtain an estoppel letter from the holder of a Ground Lease, Settlement on the Property subject to such Ground Lease will be extended for such reasonable time as is necessary to obtain such estoppel letter.

33

(f)                                   Buyer’s obligations under this Section 25 shall survive the First and Second Settlements.

26.       Employees.  In the event that, after Settlement, Buyer hires one or more employees of Seller, then as between Seller and Buyer, Buyer shall assume no liability for any compensation, severance, benefits, payroll or other costs with respect to any period of time during which such employee was employed by Seller.

[SIGNATURES ON FOLLOWING PAGE]

34

IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this Agreement to be duly executed, under seal, as of the day and year first written above.

Date: November 7, 2013	SELLER:

LIBERTY PROPERTY LIMITED PARTNERSHIP

	By:	Liberty Property Trust, its sole general partner

	By:	/s/ Michael T. Hagan
		Name:	Michael T. Hagan
		Title:	Executive Vice President and
Chief Investment Officer

	By:	/s/ James J. Mazzarelli, Jr.
		Name:	James J. Mazzarelli, Jr.
		Title:	Senior Vice President
and Regional Director

LIBERTY PROPERTY DEVELOPMENT CORP.

	By:	/s/ Michael T. Hagan
		Name:	Michael T. Hagan
		Title:	Executive Vice President and
Chief Investment Officer

	By:	/s/ James J. Mazzarelli, Jr.
		Name:	James J. Mazzarelli, Jr.
		Title:	Senior Vice President
and Regional Director

35

9755 PATUXENT WOODS DRIVE TRUST

	By:	Liberty Delaware, LLC, its managing trustee
	By:	Liberty Property Limited Partnership,
its sole member
	By:	Liberty Property Trust, its sole general partner

	By:	/s/ Michael T. Hagan
		Name:	Michael T. Hagan
		Title:	Executive Vice President and
Chief Investment Officer

	By:	/s/ James J. Mazzarelli, Jr.
		Name:	James J. Mazzarelli, Jr.
		Title:	Senior Vice President
and Regional Director

ANNAPOLIS DEVELOPMENT, LLC

	By:	Liberty Property Limited Partnership, its sole member
	By:	Liberty Property Trust, its sole general partner

	By:	/s/ Michael T. Hagan
		Name:	Michael T. Hagan
		Title:	Executive Vice President and
Chief Investment Officer

	By:	/s/ James J. Mazzarelli, Jr.
		Name:	James J. Mazzarelli, Jr.
		Title:	Senior Vice President
and Regional Director

Date: November 7, 2013	BUYER:

GREENFIELD REAL ESTATE, LLC

	By:	/s/ Barry P. Marcus
		Name:	Barry P. Marcus
		Title:	Senior Vice President

36

Escrow Agent hereby joins in the execution of this Agreement for the purposes of agreeing to hold the Initial Deposit and the Additional Deposit in accordance with the terms of this Agreement.

Date: November 7, 2013	LAND SERVICES USA, INC.

	By:	/s/ Andrea B. Connors
		Name:	Andrea B. Connors
		Title:	SRVP

37

SCHEDULES TO BE SUPPLIED VIA SEPARATE ELECTRONIC FORMAT

38

SCHEDULE 1(a)-1

LIST OF FLORIDA PROPERTY ADDRESSES

JACKSONVILLE

6601 Executive Park Circle

6602-100 Executive Park Court

6602-200 Executive Park Court

6631-100 Executive Park Court

6631-200 Executive Park Court

4815-100 Executive Park Court

4815-200 Executive Park Court

4820 Executive Park Court

4825 Executive Park Court

4801-200 Executive Park Court

4801-100 Executive Park Court

4810 Executive Park Court

8775 Baypine Road

7018 AC Skinner Parkway

4901 Belfort Road

4905 Belfort Road

7020 AC Skinner Parkway

7016 AC Skinner Parkway

7022 AC Skinner Parkway

7014 AC Skinner Parkway

4887 Belfort Road

4899 Belfort Road

4875 Belfort Road

7255 Salisbury Road

7251 Salisbury Road

7259 Salisbury Road

6680 Southpoint Parkway

6700 Southpoint Parkway

7077 Bonneval Road

5201 Gate Parkway

4345 Southpoint Parkway

4190 Belfort Road

Liberty Business Park Land — 5.08 acres

Liberty Business Park Land — 4.29 acres

Liberty Business Park Land — 3.28 acres

Salisbury Road Land — 3.65 acres

Skinner Land Parcel B Land — 8.36 acres

Imeson Road Land — 115.36 acres

1(a)-1

SCHEDULE 1(b)-1

LIST OF MARYLAND PROPERTY ADDRESSES

COLUMBIA

6230 Old Dobbin Lane

6200 Old Dobbin Lane

6210 Old Dobbin Lane

6220 Old Dobbin Lane

6240 Old Dobbin Lane

6250 Old Dobbin Lane

9820 Patuxent Woods Drive

9770 Patuxent Woods Drive

9790 Patuxent Woods Drive

9800 Patuxent Woods Drive

9810 Patuxent Woods Drive

9755 Patuxent Woods Drive

9780 Patuxent Woods Drive

9830 Patuxent Woods Drive

HUNT VALLEY

307 International Drive

309 International Drive

311 International Drive

6 North Park Drive

4 North Park Drive

10 North Park Drive

Hunt Valley Land — 16.5 acres

ANNAPOLIS

190 Admiral Cochrane Drive

180 Admiral Cochrane Drive

195 Admiral Cochrane Drive (2 Womack) — 4.94 acres

COCKEYSVILLE

20 Wight Avenue

1(b)-1

SCHEDULE 1(c)-1

LIST OF MINNESOTA PROPERTY ADDRESSES

OAKDALE

550 — 590 Hale Avenue

PLYMOUTH

2905 Northwest Blvd

2800 Campus Drive

2955 Xenium Lane

9600 54th Avenue North

4600 Nathan Lane

EDEN PRAIRIE

6321 — 6325 Bury Drive

7400 Flying Cloud Drive

7660 — 7716 Golden Triangle Drive

WOODBURY

7805 Hudson Road

MAPLE GROVE

7550 Meridian Circle

MINNETONKA

5600 & 5610 Rowland Road

1(c)-1

SCHEDULE 1(d)-1

LIST OF NEW JERSEY PROPERTY ADDRESSES

MT. LAUREL

6000 Commerce Parkway

9000 Commerce Parkway

11000 Commerce Parkway

12000 Commerce Parkway

14000 Commerce Parkway

15000 Commerce Parkway

16000 Commerce Parkway

17000 Commerce Parkway

18000 Commerce Parkway

1000 Briggs Road

1001 Briggs Road

1015 Briggs Road

1020 Briggs Road

1025 Briggs Road

5000 Dearborn Circle

300 Fellowship Road

302 Fellowship Road

330 Fellowship Road

350 Fellowship Road

3001 Leadenhall Road

MARLTON

301 Lippincott Drive

303 Lippincott Drive

400 Lippincott Drive

406 Lippincott Drive

1(d)-1

SCHEDULE 1(e)-1

LIST OF PENNSYLVANIA PROPERTY ADDRESSES

FT. WASHINGTON

420 Delaware Avenue

1250 Virginia Drive

275 Commerce Drive

335 Commerce Drive

414 Commerce Drive

1100 Virginia Drive

544 Pinetown Road Land — 28,000 sf of land area

1(e)-1

SCHEDULE 1(a)-2

LEGAL DESCRIPTION
FLORIDA REAL PROPERTY

The legal descriptions for the Real Property will be mutually agreed upon by Buyer and Seller prior to the expiration of the Due Diligence Period and added by amendment to this Agreement.

1(a)-2

SCHEDULE 1(b)-2

LEGAL DESCRIPTION
MARYLAND REAL PROPERTY

The legal descriptions for the Real Property will be mutually agreed upon by Buyer and Seller prior to the expiration of the Due Diligence Period and added by amendment to this Agreement.

1(b)-2

SCHEDULE 1(c)-2

LEGAL DESCRIPTION
MINNESOTA REAL PROPERTY

The legal descriptions for the Real Property will be mutually agreed upon by Buyer and Seller prior to the expiration of the Due Diligence Period and added by amendment to this Agreement.

1(c)-2

SCHEDULE 1(d)-2

LEGAL DESCRIPTION
NEW JERSEY REAL PROPERTY

The legal descriptions for the Real Property will be mutually agreed upon by Buyer and Seller prior to the expiration of the Due Diligence Period and added by amendment to this Agreement.

1(d)-2

SCHEDULE 1(e)-2

LEGAL DESCRIPTION
PENNSYLVANIA REAL PROPERTY

The legal descriptions for the Real Property will be mutually agreed upon by Buyer and Seller prior to the expiration of the Due Diligence Period and added by amendment to this Agreement.

1(e)-2

Schedule 1-3

EXCLUDED PERSONAL PROPERTY - FLORIDA PROPERTY

1-3-1

Schedule 1-3

EXCLUDED PERSONAL PROPERTY - MARYLAND PROPERTY

1-3-2

Schedule 1-3

EXCLUDED PERSONAL PROPERTY - MINNESOTA PROPERTY

1-3-3

Schedule 1-3

EXCLUDED PERSONAL PROPERTY - NEW JERSEY PROPERTY

1-3-4

Schedule 1-3

EXCLUDED PERSONAL PROPERTY - PENNSYLVANIA PROPERTY

1-3-5

Schedule 2(d)

ALLOCATIONS OF PURCHASE PRICE BY STATE

2(d)-1

Schedule 5(a)(i)

SURVIVING AGREEMENTS - FLORIDA PROPERTY

5(a)(i)-1

Schedule 5(a)(i)

SURVIVING AGREEMENTS - MARYLAND PROPERTY

5(a)(i)-2

Schedule 5(a)(i)

SURVIVING AGREEMENTS - MINNESOTA PROPERTY

5(a)(i)-3

Schedule 5(a)-1

SURVIVING AGREEMENTS - NEW JERSEY PROPERTY

5(a)(i)-4

Schedule 5(a)(i)

SURVIVING AGREEMENTS - PENNSYLVANIA PROPERTY

5(a)(i)-5

Schedule 5(a)(ii)

SCHEDULE OF LEASES

5(a)(ii)

Schedule 5(a)(iii)

LIST OF SQUARE FEET, RENTS, EXPIRATION DATES AND SECURITY DEPOSITS

5(a)(iii)

Schedule 5(a)(iv)-1

OUTSTANDING LEASE COMMISSIONS

5(a)(iv)-1

Schedule 5(a)(iv)-2

COMMISSION AGREEMENTS

5(a)(iv)-2

Schedule 5(a)(xv)

PENDING TAX APPEALS

5(a)(xv)-1

Schedule 5(a)(xix)

SCHEDULE OF GROUND LEASES

5(a)(xix)-1

Schedule 6(c)-1

LIST OF TENANTS FROM WHOM SELLER WILL REQUEST ESTOPPELS

6(c)-1

Schedule 6(c)-2

REQUIRED ESTOPPELS

6(c)-2

Schedule 22

LIBERTY (AS TENANT) LEASES

22-1

EXHIBIT “A”

TENANT ESTOPPEL CERTIFICATE

Please refer to the documents described in Exhibit A hereto, (the “Lease Documents”) including the “Lease” therein described.  The undersigned (the “Tenant”), hereby certifies that it is the lessee under the Lease.  Tenant hereby further acknowledges that it has been advised that the Lease may be assigned to a purchaser of, and/or collaterally assigned in connection with a proposed financing secured by, the property on which the demised premises under the Lease are located, and certifies both to the landlord under the lease (the “Landlord”) and to any and all prospective purchasers (the “Purchasers”) and mortgagees of such property, including any trustee on behalf of any holders of notes or other similar instruments, and any holders from time to time of such notes or other instruments, and their respective successors and assigns (collectively the “Mortgagees”) that as of the date hereof:

1.                                      The information set forth in Exhibit A hereto is true and correct;

2.                                      Tenant is in occupancy of the demised premises and the Lease is in full force and effect and except by such writings as are identified on Exhibit A hereto, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the space rented under the Lease, whether oral or written;

3.                                      All material conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed;

4.                                      Tenant has not received any notice of default or breach under the Lease Documents, and, to Tenant’s knowledge, Tenant is not in default or in breach under the Lease Documents and there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default or a breach by Tenant under the Lease Documents;

5.                                      Tenant has not paid any rents or sums due under the Lease more than 30 days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any rent or sums due and payable under the Lease except as set forth in Exhibit A hereto;

6.                                      To Tenant’s knowledge, there are no uncured defaults on the part of the Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to the Landlord, and there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder, and at the present time Tenant has no claim against Landlord under the Lease Documents;

7.                                      Except as expressly set forth in Part G of Exhibit A, there are no provisions for, and Tenant has no rights with respect to, renewal or extension of the initial term of the Lease; terminating the term, leasing or occupying additional space or purchasing the premises;

8.                                      No action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency laws;

9.                                      The undersigned has the authority to execute and deliver this Certificate on behalf of the Tenant and acknowledges that all Purchasers will rely on this estoppel certificate in purchasing the property and all Mortgagees will rely upon this estoppel certificate in extending credit to Landlord or Landlord’s successors in interest; and

10.                               This Tenant Estoppel Certificate shall be binding upon the successors, assigns and representatives of the undersigned and any party claiming through or under the undersigned and shall inure to the benefit of Landlord and all Purchasers and Mortgagees.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Tenant has duly executed this Certificate this        day of                               , 20    .

(Name of Tenant)

By:

Name:

Title:

EXHIBIT A TO TENANT ESTOPPEL CERTIFICATE

Lease Documents, Lease Terms and Current Status

A.                                    Date of Lease:

B.                                    Parties:

1.                                      Landlord:

2.                                      Tenant d/b/a:

C.                                    Premises known as:

D.                                    Modifications, Assignments, Supplements or Amendments to Lease:

E.                                     Commencement Date:

F.                                      Expiration of Current Term:

G.                                    Rights to renew, to extend, to terminate, to rent or occupy additional space or to purchase any portion of the property:

H.                                   Security Deposit Paid to Landlord: $

I.                                        Current Fixed Minimum Rent (Annualized): $

J.                                        Current Additional Rent (and if applicable, Percentage Rent) (Annualized): $

K.                                   Current Total Rent: $

L.                                     Square Feet Demised:

EXHIBIT “B”

SELLER ESTOPPEL CERTIFICATE

Please refer to the documents described in Exhibit A hereto (the “Lease Documents”) including the “Lease” therein described.  The undersigned (the “Landlord”), hereby certifies that it is the landlord under the Lease, and that the Tenant is                                           .  Landlord hereby further acknowledges that the Lease is being assigned to a purchaser, and certifies on behalf of Tenant both to                                                    (“Purchaser”), and any mortgagee in connection with the financing of the property (“Mortgagee”), that as of the date hereof:

1.                                      The information set forth in Exhibit A hereto is true and correct;

2.                                      To Landlord’s knowledge, Tenant is in occupancy of the demised premises.  The Lease is in full force and effect and except by such writings as are identified on Exhibit A hereto, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the space rented under the Lease, whether oral or written;

3.                                      All material conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed;

4.                                      To Landlord’s knowledge, Tenant is not in default under the Lease Documents.  Landlord has not sent Tenant any notice of any outstanding default under the Lease Documents, and, to Landlord’s knowledge, there are no events which have occurred that with the giving of notice or the passage of time or both, would result in a default by Tenant under the Lease Documents;

5.                                      Landlord has not received from Tenant any rents or sums due under the Lease more than 30 days in advance of the date due under the Lease and, to Landlord’s knowledge, Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any rent or sums due and payable under the Lease except as set forth in Exhibit A hereto;

6.                                      To Landlord’s knowledge, there are no uncured defaults on the part of the Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to the Landlord, and there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder, and at the present time Tenant has no claim against Landlord under the Lease Documents;

7.                                      Except as expressly set forth in Part G of Exhibit A, there are no provisions for, and Tenant has no rights with respect to, renewal or extension of the initial term of the Lease; terminating the term, leasing or occupying additional space or purchasing the premises;

8.                                      To Landlord’s knowledge, without investigation, no action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency laws;

9.                                      The undersigned acknowledges that Purchaser will rely on this estoppel certificate in purchasing the property and all Mortgagees will rely upon this estoppel certificate in extending credit to Purchaser or Purchaser’s successors in interest; and

10.                               This Seller Estoppel Certificate shall be binding upon the successors, assigns and representatives of the undersigned and any party claiming through or under the undersigned and shall inure to the benefit of Purchaser and Mortgagee, until an Estoppel Certificate from                                                confirming each of the foregoing statements is delivered to Purchaser and Mortgagee.

IN WITNESS WHEREOF, Landlord has duly executed this Certificate as of the          day of                                 , 20    .

[LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust
Sole General Partner

By:
Name:
Title: ]

EXHIBIT A TO SELLER ESTOPPEL CERTIFICATE

Lease Documents, Lease Terms, and Current Status

A.            Date of Lease:

B.            Parties

1.  Landlord:

2.  Tenant d/b/a:

C.            Premises known as:

D.            Modifications, Assignments, Supplements, or Amendments to Lease:

E.             Commencement Date:

F.              Expiration of Current Term:

G.            Rights to renew, to extend, to terminate, to rent or occupy additional space or to purchase any portion of the property:

H.           Security Deposit Paid to Landlord: $

I.                Current Fixed Minimum Rent (Annualized): $

J.                Current Additional Rent (and if applicable, Percentage Rent) (Annualized): $

K.           Current Total Rent (Annualized): $

L.             Square Feet Demised:

EXHIBIT “C”

SELLER’S MATERIALS

C-1

EXHIBIT “D-1”

FORM OF SPECIAL WARRANTY DEED
[FLORIDA]

This instrument prepared by:

Tax Identification No.

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED made this            day of                             , 2013, by [LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership], whose post office address is 500 Chesterfield Parkway, Malvern, Pennsylvania 19355 (hereinafter called “Grantor”), to                                                                         , a                         , whose post office address is 50 North Water Street, South Norwalk, Connecticut 06854 (hereinafter called “Grantee”) (wherever used herein, the terms “Grantor” and “Grantee” include the respective parties to this instrument and their respective, successors and assigns.

W I T N E S S E T H :

THAT Grantor, for and in consideration of the sum of Ten Dollars ($10.00), to it in hand paid by Grantee and other good and valuable consideration, the receipt whereof is hereby acknowledged, hereby grants, bargains and sells to Grantee and Grantee’s successors and assigns forever, the following described land situate, lying and being in                      County, Florida, to wit:

See Exhibit A attached hereto and made a part hereof.

TOGETHER with all the tenements, hereditaments and appurtenances thereto belonging or appertaining.

SUBJECT to all covenants, conditions, restrictions, reservations, easements and limitations of record, zoning ordinances, taxes for the current year and subsequent years and the matters set forth on Exhibit “B” attached hereto and made a part hereof (collectively, the “Permitted Encumbrances”).

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And the said Grantor does hereby warrant the title to said land, and will defend the same against the lawful claims of all persons claiming by, through or under the said Grantor, subject to the Permitted Encumbrances.

IN WITNESS WHEREOF, Grantor has hereunto set its hand and seal the day and year first above written.

Signed, sealed and delivered
in the presence of:	[Liberty Property Limited Partnership,
a Pennsylvania limited partnership

	By:	Liberty Property Trust, a Maryland real estate investment trust, its sole general partner]

By:
Witness		Name:
Print Name:		Title:

Witness
Print Name:

COMMONWEALTH OF PENNSYLVANIA		)
) ss:
COUNTY OF CHESTER		)

The foregoing instrument was acknowledged before me this              day of                               , 2013, by                                 , the                                            of [Liberty Property Trust, a Maryland real estate investment trust and sole general partner of Liberty Property Limited Partnership, a limited partnership], on behalf of said [limited partnership].  He is personally known to me or has produced a driver’s license as identification.

NOTARY PUBLIC:

Sign:
Print:

(Affix Notarial Stamp or Seal)

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EXHIBIT “A”

LEGAL DESCRIPTION

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EXHIBIT “B”

PERMITTED ENCUMBRANCES

D-1-4

EXHIBIT “D-2”

FORM OF LIMITED WARRANTY DEED
[MARYLAND]

DEED

THIS DEED, made this          day of           , 201  , by and between [LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership] (“Grantor”), and                                                         , a                                                                  (“Grantee”),

The Grantor is a resident entity under Section 10-912(A)(4) of Tax General Articles of the Annotated Code of Maryland and Code of Maryland Regulations 03.04.12.02B(11).

WITNESSETH, THAT IN CONSIDERATION of Grantee’s payment to Grantor of the sum of                                                  Dollars ($                        ) and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Grantor, Grantor hereby grants and conveys to Grantee and Grantee’s successors and assigns, in fee simple, all of that land (“the Land”) in                                      County, Maryland which is described in Exhibit A hereto,

TOGETHER WITH all improvements on the Land, and all rights, alleys, ways, waters, privileges, appurtenances and advantages belonging or in any way appurtenant to the Land or such improvements (all of which Land, improvements and appurtenances are referred to collectively herein as “the Property”),

TO HAVE AND TO HOLD the Property unto and to the proper use and benefit of Grantee and Grantee’s successors and assigns, in fee simple.

SUBJECT ONLY TO those matters set forth on Exhibit B to the extent the same, by their terms, currently affect the Property.

GRANTOR HEREBY COVENANTS that Grantor will warrant specially the title to the Property and will give such further assurances thereof as may be requisite.

BY THE EXECUTION of this Deed, Grantor certifies under the penalties of perjury that the actual consideration paid or to be paid, including the amount of any mortgage or deed of trust outstanding, is as hereinbefore set forth.

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IN WITNESS WHEREOF, Grantor has executed this Deed or caused it to be executed on its behalf by its duly authorized representatives, the date first above written.

WITNESS:	[LIBERTY PROPERTY LIMITED PARTNERSHIP,
a Pennsylvania limited partnership

	By:	Liberty Property Trust, a Maryland real estate investment trust, its sole general partner]

By:
Name:
Title:

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STATE OF PENNSYLVANIA, CITY/COUNTY OF CHESTER, TO WIT:

I HEREBY CERTIFY that on this              day of                                   , 201  , before me, the subscriber, a Notary Public of the State of                                  aforesaid, personally appeared                                                                 , known to me or satisfactorily proven to be the persons whose names are subscribed to the foregoing Deed and who acknowledged that they executed the same as the                                                                    of [Liberty Property Trust, a Maryland real estate investment trust, the sole general partner of LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership], for the purposes therein contained and that the same is the act and deed of said limited partnership.

AS WITNESS my hand and Notarial Seal.

(SEAL)
Notary Public

My Commission Expires:

I CERTIFY that this instrument was prepared by or under the supervision of the undersigned, an attorney duly admitted to practice before the Court of Appeals of Maryland.

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EXHIBIT A

Description of Land

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EXHIBIT B

Permitted Encumbrances

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EXHIBIT “D-3”

FORM OF LIMITED WARRANTY DEED
[MINNESOTA]

LIMITED WARRANTY DEED

[OPEN: SUBJECT TO LOCAL COUNSEL REVIEW]

DEED TAX DUE:	$

Date:	, 2013

FOR VALUABLE CONSIDERATION, [Liberty Property Limited Partnership, a Pennsylvania limited partnership], Grantor, hereby conveys and quit claims to                                                       , a                                                                 , Grantee, real property in                                  County, Minnesota, described as follows:

See attached Exhibit A

together with all hereditaments and appurtenances.  This deed conveys after-acquired title.  Grantor warrants that Grantor has not done or suffered anything to encumber the property EXCEPT:

Check box if applicable:

☐	The Grantor certifies that the Grantor does not know of any wells on the described real property.
☐	A well disclosure certificate accompanies this document.
☐

I am familiar with the property described in this instrument and I certify that the status and number of wells on the described real property have not changed since the last previously filed well disclosure certificate.

D-3-1

Affix Deed Tax Stamp Here	[LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership
	By:	LIBERTY PROPERTY TRUST, a Maryland real estate investment trust
	Its:	Sole General Partner]

By:
Name:
Title:

STATE OF PENNSYLVANIA	)
) ss.
COUNTY OF CHESTER	)

The foregoing instrument was acknowledged before me on                                       , 2013 by                                                       , the                                                            of [Liberty Property Trust, a Maryland real estate investment trust, the sole general partner of Liberty Property Limited Partnership, a Pennsylvania limited partnership], on behalf of the [limited partnership].

NOTARY STAMP OR SEAL (OR OTHER TITLE OR RANK)
SIGNATURE OF NOTARY PUBLIC

Check here if part or all of the land is Registered (Torrens) ☐

THIS INSTRUMENT WAS DRAFTED BY (NAME AND ADDRESS):	Tax Statements for the real property described in this instrument should be sent to (include name and address of Grantee):

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Legal Description

D-3-3

EXHIBIT “D-4”

FORM OF LIMITED WARRANTY DEED
[NEW JERSEY]

Deed

This Deed is made on

Between

LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership whose post office address is 500 Chesterfield Parkway, Malvern, PA 19355 referred to as the Grantor,

and

whose post office address is

referred to as the Grantee.

The words “Grantor” and “Grantee” shall mean all Grantors and all Grantees listed above.

1.             Transfer of Ownership. The grantor grants and conveys (transfers ownership of) the property (called the “Property”) described below to the Grantee. This Transfer is made for the sum of                                                                            (                        .00). The Grantor acknowledges receipt of this money.

2.             Tax Map Reference. (N.J.S.A. 46:15:1.1) Municipality of

Block No.	Lot No.
Account No.

☐ No property tax identification number is available on the date of this Deed.

(Check box if applicable)

(For Recorder’s Use Only)

Prepared by: (print signer’s name below signature)

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3.             Property. The Property consists of the land and all the buildings and structures on the land in the                                    Township, County of                                and State of New Jersey. The legal description is:

☒ Please see attached Legal Description annexed hereto and made a part hereof as Exhibit A.

(check box if applicable)

The street address of the Property is:

This conveyance is made subject to all matters set forth on Exhibit  B to the extent the same, by their terms, currently affect the Property.

4.             Promises by Grantor. The Grantor promises that the Grantor has done no act to encumber the Property. This promise is called a “covenant as to grantor’s acts” (N.J.S.A. 46:4-6). This promise means that the Grantor has not allowed anyone else to obtain any legal rights which affect the Property (such as by making a mortgage or allowing a judgment to be entered against the Grantor).

5.             Signatures. The Grantor signs this Deed as of the date at the top of the first page. If the Grantor is a corporation, this Deed is signed and attested to by its proper corporate officers and its corporate seal is affixed. (Print name below each signature).

Attested by:	LIBERTY PROPERTY LIMITED PARTNERSHIP

	By:	Liberty Property Trust
Sole General Partner

	By:	{SEAL}

(name/title)

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I CERTIFY that on                                                     ,                                                                 , the                                          of Liberty Property Trust, the sole general partner of Liberty Property Limited Partnership, personally came before me and acknowledged under oath, to my satisfaction, that this person (or if more than one, each person):

(a)              was the maker of the attached instrument;

(b)              was authorized and did execute this instrument as the sole general partner of Liberty Property Limited Partnership, the entity named in this instrument;

(c)               executed this instrument as the act of the entity named in this instrument; and

(d)              made this Deed for $                 .00  as the full and actual consideration paid or to be paid for the transfer of title. (Such consideration is defined in N.J.S.A. 46:15-5).

(Print name and title below signature)

Signed and sworn before me on , 201 .

RECORD AND RETURN TO:

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EXHIBIT A

LEGAL DESCRIPTION

D-4-4

EXHIBIT B

PERMITTED ENCUMBRANCES

D-4-5

EXHIBIT “D-5”

FORM OF SPECIAL WARRANTY
[PENNSYLVANIA]

PREPARED BY:

AFTER RECORDING RETURN TO:

[Property Address] — Tax Parcel No.

FEE SIMPLE DEED OF

SPECIAL WARRANTY

THIS INDENTURE dated the          day of                               , 2013, effective on                                         , 2013, by [LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership] (“Grantor”), to                                                             , a                                                        (“Grantee”).

WITNESSETH, that the said Grantor, for and in consideration of the sum of $                                  , lawful money of the United States of America unto it well and truly paid by the said Grantee, at or before the sealing and delivery hereof, the receipt whereof is hereby acknowledged, has granted, bargained and sold, released and confirmed, and by these presents does grant, bargain and sell, release and confirm unto the said Grantee, its successors and assigns, those certain premises situate in                                      Township,                                              County, Pennsylvania, as fully described on Exhibit “A” attached hereto and made a part hereof (the “Property”).

TOGETHER with all and singular the buildings, improvements, ways, streets, alleys, driveways, passages, waters, water-courses, rights, liberties, privileges, hereditaments and appurtenances, whatsoever unto the hereby granted premises belonging or in any wise appertaining, and the reversions and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, property, claim and demand whatsoever of the said Grantor, as well at law as in equity, of, in, and to the same.

TO HAVE AND TO HOLD the said Property, together with the buildings and improvements thereon erected, with the hereditaments and premises hereby granted, or mentioned, and intended so to be, with the appurtenances, unto the said Grantee, its successors and assigns, to and for the only proper use and behoof of the said Grantee, its successors and assigns, forever.

D-5-1

UNDER AND SUBJECT to the covenants, conditions, easements and restrictions set forth on Exhibit “B” attached hereto (the “Permitted Encumbrances”).

AND the said Grantor, for itself and its successors and assigns, does covenant, promise and agree, to and with the said Grantee, its successors and assigns, by these presents, that it the said Grantor and its successors, all and singular the hereditaments and premises hereby granted or mentioned and intended so to be, with the appurtenances, unto the said Grantee, its successors and assigns, against the said Grantor and its successors, and against all and every person and persons whomsoever lawfully claiming or to claim the same or any part thereof, by, from or under it, them, or any of them, shall and will, SUBJECT to the Permitted Encumbrances as aforesaid, specially WARRANT and forever DEFEND.

IN WITNESS WHEREOF, the Grantor has caused this Indenture to be executed as of the day and year first above written.

[LIBERTY PROPERTY LIMITED PARTNERSHIP,
a Pennsylvania limited partnership

By:	Liberty Property Trust, its sole General Partner]

By:
Name:
Title:

I hereby certify that the
address of the Grantee is:

50 North Water Street
South Norwalk, CT 06854

for Grantee

D-5-2

COMMONWEALTH OF PENNSYLVANIA	:
:
COUNTY OF CHESTER	:

On                                      , 2013, before me, the undersigned, a Notary Public in and for the State and County aforesaid, personally appeared                                                   , who acknowledged that he is the                                                      of [Liberty Property Trust, a Maryland real estate investment trust, which is the sole general partner of LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership], and that he, being duly authorized to do so, executed the foregoing instrument on behalf of the [limited partnership] by signing the name of the [limited partnership] by the [trust] as its sole [general partner] by himself as such officer.

WITNESS my hand and official seal.

Notary Public

My Commission Expires:

D-5-3

EXHIBIT “A”

LEGAL DESCRIPTION

D-5-4

EXHIBIT “B”

PERMITTED ENCUMBRANCES

D-5-5

EXHIBIT “E”

FORM OF BILL OF SALE

BILL OF SALE

[LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership] (“Seller”), in consideration of the sum of One Dollar and other good and valuable consideration to it in hand paid by                                                                 , a                                                                (“Buyer”), the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell and convey unto Buyer all of its right, title and interest in all fixtures, equipment, appliances and other personal property located in or on, or used exclusively in connection with the real property legally described on the attached Exhibit A other than the excluded personal property listed on the attached Exhibit A-1.

The Personal Property being sold by Seller to Buyer hereunder is sold and delivered “as is” without any representation or warranty by Seller as to the condition of such property.

Seller warrants that Seller has not done or suffered anything to encumber the Personal Property.

TO HAVE AND TO HOLD THE SAME unto the Buyer, its successors and assigns forever.

IN WITNESS WHEREOF, the Seller has caused these presents to be executed and delivered on and as of                             , 2013.

[The remainder of the page is intentionally left blank.]

[LIBERTY PROPERTY LIMITED PARTNERSHIP,
a Pennsylvania limited partnership

By:	Liberty Property Trust, its general partner]

By:

Name:

Title:

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT A-1

EXCLUDED PERSONAL PROPERTY

EXHIBIT “F”

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS AGREEMENT is made and entered into as of                                     , 2013, by and between [LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership] (“Assignor”) and                                                                         , a                                                    (“Assignee”).

RECITALS:

A.                                    Pursuant to the terms of that certain Agreement of Sale and Purchase dated                                     , 2013, between Assignor, as seller, and Assignee, as buyer [RECITE ANY ASSIGNMENTS] (the “Purchase Agreement”), Assignor has, by documents of even date herewith, conveyed to Assignee the Real Property (the “Real Property”) with the following addresses:

and as legally described on Exhibit A attached hereto.

B.                                    The Real Property is leased to various Tenants under the Leases listed on Exhibit B attached hereto and hereby made a part hereof (the “Leases”).

C.                                    Assignor desires to assign all of its right, title and interest under the Leases to Assignee, and Assignee desires to accept the assignment of the Leases and assume and agree to perform all obligations of Assignor under the Leases arising from and after the “Effective Date” as herein defined, in accordance with their terms.

AGREEMENT:

NOW THEREFORE, in consideration of the sum of One Dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.                                      Assignor hereby transfers, assigns and conveys to Assignee, and its successors and assigns, all of Assignor’s right, title and interest in, to and under the Leases from and after the Effective Date.

2.                                      Assignee hereby accepts the assignment of the Assignor’s interest in the Leases, and hereby assumes all of the obligations and liabilities of the Assignor under the Leases arising from and after the Effective Date and agrees, for the benefit of Assignor to perform, observe, keep and comply with all the terms, covenants, conditions, provisions and agreements contained in the Leases on the part of the landlord to be performed, observed, kept and complied with from and after the Effective Date.

3.                                      Assignor does hereby assign and transfer to Assignee all Tenant security deposits and interest thereon, all as enumerated on Exhibit C attached hereto.

4.                                      Subject to the terms of the Purchase Agreement, Assignor indemnifies and agrees to hold Assignee harmless from and against all claims, liabilities, losses, damages, causes of action and expenses (including court costs and reasonable attorneys’ fees) arising out of Assignor’s duties and obligations as landlord under the Leases before the Effective Date.  Subject to the terms of the Purchase Agreement, Assignee indemnifies and agrees to hold Assignor harmless from and against all claims, liabilities, losses, damages, causes of action and expenses (including court costs and reasonable attorneys’ fees) arising out of Assignee’s duties and obligations as landlord under the Leases after the Effective Date.

5.                                      The “Effective Date” shall mean the date and time Settlement (as defined in the Purchase Agreement) occurs.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date stated above.

[The remainder of the page is intentionally left blank.]

ASSIGNOR:

[LIBERTY PROPERTY LIMITED PARTNERSHIP,
a Pennsylvania limited partnership
By:	LIBERTY PROPERTY TRUST, a Maryland
real estate investment trust, its general partner]

By:
Its:

ASSIGNEE:

, a

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

LEASES

EXHIBIT C

SECURITY DEPOSITS

Tenant	Security Deposit

EXHIBIT “G”

TENANT NOTIFICATION LETTER

Date

Tenant Name

Street Address

City, State ZIP

RE:                           Property Address

Dear Sir/Madam:

Please be advised that [Liberty Property Limited Partnership] has sold, as of this date, the above-referenced property to                                                                  (“Purchaser”), and assigned and transferred to Purchaser all leases, security deposits, and other matters relating to your tenancy.

Kindly forward all future rental payments to “                                                              “ at the following mailing address:

Also, please amend all insurance policies you are required to maintain under your lease to change the landlord’s name to the name of Purchaser and submit evidence thereof within thirty (30) days of receipt of this letter to the following address:

We look forward to working with you in the future.

Sincerely,

[LIBERTY PROPERTY LIMITED PARTNERSHIP,
a Pennsylvania limited partnership

By:	Liberty Property Trust,
Sole General Partner

By:	]

G-1

EXHIBIT “H”

NONFOREIGN PERSON CERTIFICATION

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Internal Revenue Code Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the Transferor of the property and not the disregarded entity.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by [Liberty Property Limited Partnership] (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.                                      Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.                                      The correct U.S. taxpayer identification number for Transferor is 23-2766549;

3.                                      The Transferor is not a disregarded entity as defined in the Income Tax Regulations, Section 1.1445-2(b)(2)(iii); and

4.                                      The correct office address for Transferor is:

500 Chesterfield Parkway
Malvern, Pennsylvania 19355

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

[LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, its general partner

By:
Name:
Title: ]

Date:

H-1

EXHIBIT “I”

FORM OF ASSIGNMENT AND ASSUMPTION OF SURVIVING AGREEMENTS

ASSIGNMENT AND ASSUMPTION OF SURVIVING AGREEMENTS

THIS AGREEMENT is made and entered into as of                             , 2013, by and between [LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership] (“Assignor”) and                                                                                   , a                                                                      (“Assignee”).

RECITALS:

A.                                    Pursuant to the terms of that certain Agreement of Sale and Purchase dated                                     , 2013, between Assignor, as seller, and Assignee, as buyer [RECITE ANY ASSIGNMENTS] (the “Purchase Agreement”), Assignor has, by documents of even date herewith, conveyed to Assignee the Real Property (the “Real Property”) described on Exhibit A attached hereto.

B.                                    Assignor has entered into certain agreements relating to the Real Property as listed on Exhibit B attached hereto and hereby made a part hereof (the “Surviving Agreements”).

C.                                    Assignor desires to assign all of its right, title and interest under the Surviving Agreements to Assignee, and Assignee desires to accept the assignment of the Surviving Agreements and assume and agree to perform all obligations of Assignor under the Surviving Agreements arising from and after the “Effective Date” as herein defined, in accordance with their terms.

AGREEMENT:

NOW THEREFORE, in consideration of the sum of One Dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.                                      Assignor hereby transfers, assigns and conveys to Assignee, and its successors and assigns, all of Assignor’s right, title, obligations, and interest in, to and under the Surviving Agreements thereunder from and after the Effective Date.

2.                                      Assignee hereby accepts the assignment of the Assignor’s interest in the Surviving Agreements, and hereby assumes all of the obligations and liabilities of the Assignor under the Surviving Agreements arising from and after the Effective Date and agrees, for the benefit of Assignor to perform, observe, keep and comply with all the terms, covenants, conditions, provisions and agreements contained in the Surviving Agreements on the part of the Assignor to be performed, observed, kept and complied with from and after the Effective Date.

3.                                      Subject to the terms of the Purchase Agreement, Assignor indemnifies and agrees to hold Assignee harmless from and against all claims, liabilities, losses, damages, causes of action and expenses (including court costs and reasonable attorneys’ fees) arising out of Assignor’s duties and obligations under the Surviving Agreements before the Effective Date.  Subject to the terms of the Purchase Agreement, Assignee indemnifies and agrees to hold Assignor harmless from and against all claims, liabilities, losses, damages, causes of action and expenses (including court costs and reasonable attorneys’ fees) arising out of Assignee’s duties and obligations under the Surviving Agreements after the Effective Date.

4.                                      The “Effective Date” shall mean the date and time Settlement (as defined in the Purchase Agreement) occurs.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date stated above.

ASSIGNOR:
[LIBERTY PROPERTY LIMITED
PARTNERSHIP, a Pennsylvania limited
partnership
By:	Liberty Property Trust
Its: Sole General Partner]

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

EXHIBIT A
TO ASSIGNMENT AND ASSUMPTION OF SURVIVING AGREEMENTS

REAL PROPERTY

EXHIBIT B
TO ASSIGNMENT AND ASSUMPTION OF SURVIVING AGREEMENTS

SURVIVING AGREEMENTS

EXHIBIT “J”

GENERAL ASSIGNMENT

FOR VALUE RECEIVED, effective on the date hereof (the “Effective Date”), [LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership] (the “Assignor”), does hereby assign to                                                                       , a                                                          (the “Assignee”), all of Assignor’s right, title and interest, if any, in and to, to the extent they are assignable, (a) any permits and other licenses, governmental approvals or entitlements relating to the real property legally described on Exhibit A attached hereto (the “Real Property”), (b) any unexpired warranties relating to the construction of any improvements on the Real Property, (c) any plans and specifications with respect to any improvements on the Real Property, (d) transferable trade names and marks associated with the Real Property (excluding any trade name or mark including the “Liberty” name).

Assignee hereby accepts the assignment of the Assignor’s interest in the above-described items, and hereby assumes all of the obligations and liabilities of the Assignor thereunder arising from and after the Effective Date and agrees, for the benefit of Assignor to perform, observe, keep and comply with all the terms, covenants, conditions, provisions and agreements contained therein on the part of Assignor to be performed, observed, kept and complied with from and after the Effective Date, all without additional cost or expense to Assignor (Assignee hereby assumes responsibility for any applications, documentation or fees necessary to process and perfect any such transfer or assignment of the foregoing to Assignee).

IN WITNESS WHEREOF, the parties have executed this instrument effective the          day of                       , 2013.

ASSIGNOR:
[LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership
By:	Liberty Property Trust, its sole general partner]

By:
Name:
Title:

ASSIGNEE:
, a

By:
Name:
Title:

J-1

EXHIBIT A

LEGAL DESCRIPTION

J-2

EXHIBIT “K”

LEASE TERM SHEET

Date

To:

From:

A.            Type of Lease:

B.            Parties:

a.              Landlord:                                                                  Liberty Property Limited Partnership

b.              Tenant:

C.            Premises:

D.            Commencement Date:

E.             Term:

a.              Length of Lease

F.              Option Rights:

a.              ROFO

b.              ROFR

c.               Free Rent

d.              Renewal

e.               Termination

f.                Purchase Option

g.               Additional Parking

h.              OE caps

G.            Security Deposit Paid to Landlord:

K-1

a.              Minimum Annual Rent: $

b.              Annual Operating Expenses $

H.           Square Feet Demised:

I.                Tenant Improvement:

J.                Tenant Allowance:

K.           Broker:

a.              Commission Amount:

L.             Legal:

a.              Fees:

M.         Other:

Agreed & Accepted

Date:

cc:        Rick Casey
Carolyn Barr

K-2